As filed with the Securities and Exchange Commission on September 7, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Isle of Capri Casinos, Inc.

(Exact name of registrant as specified in its charter)

(For Co-Registrants, Please See Table of Other Registrants on the Following Page)

Delaware	7990	41-1659606
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300
St. Louis, Missouri 63141

(314) 813-9200

(Address, Including Zip Code, and Telephone

Number, Including Area Code, of Registrants’

Principal Executive Offices)

Edmund L. Quatmann, Jr.

Chief Legal Officer and Secretary

600 Emerson Road, Suite 300

St. Louis, Missouri  63141

(314) 813-9200

(Name, Address, Including Zip Code,

and Telephone Number, Including Area

Code, of Agent for Service)

with copy to:

Paul W. Theiss, Esq.

Philip J. Niehoff, Esq.

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

(312) 782-0600

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price Per Unit(1)	Aggregate Offering Price(1)	Amount of Registration Fee
8.875% Senior Subordinated Notes due 2020	$350,000,000	100%	$350,000,000	$40,110
Guarantees of 8.875% Senior Subordinated Notes due 2020	None	None	None	None	(2)

(1)          Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)          No further fee is payable pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on any date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF OTHER REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including zip code, and telephone number, including area code, of each co- registrant’s principal executive offices
Black Hawk Holdings, L.L.C.	Colorado	7990	26-1809618		(1)
CCSC/Blackhawk, Inc.	Colorado	7990	84-1602683		(1)
IC Holdings Colorado, Inc.	Colorado	7990	41-2068984		(1)
IOC Black Hawk County, Inc.	Iowa	7990	83-0380482		(1)
IOC-Black Hawk Distribution Company, LLC	Colorado	7990	95-4896277		(1)
IOC-Boonville, Inc.	Nevada	7990	88-0303425		(1)
IOC-Cape Girardeau LLC	Missouri	7990	27-3047637		(1)
IOC-Caruthersville, L.L.C.	Missouri	7990	36-4335059		(1)
IOC Davenport, Inc.	Iowa	7990	64-0928290		(1)
IOC Holdings, L.L.C.	Louisiana	7990	64-0934982		(1)
IOC-Kansas City, Inc.	Missouri	7990	64-0921931		(1)
IOC-Lula, Inc.	Mississippi	7990	88-0301634		(1)
IOC-Natchez, Inc.	Mississippi	7990	88-0277687		(1)
IOC Services, LLC	Delaware	7990	54-2078201		(1)
IOC-Vicksburg, Inc.	Delaware	7990	27-2281521		(1)
IOC-Vicksburg, L.L.C.	Delaware	7990	27-2281675		(1)
Isle of Capri Bettendorf Marina Corporation	Iowa	7990	42-1466884		(1)
Isle of Capri Bettendorf, L.C.	Iowa	7990	62-1810319		(1)
Isle of Capri Black Hawk Capital Corp.	Colorado	7990	91-1842690		(1)
Isle of Capri Black Hawk, L.L.C.	Colorado	7990	84-1422931		(1)
Isle of Capri Marquette, Inc.	Iowa	7990	62-1810746		(1)
PPI, Inc.	Florida	7990	65-0585198		(1)
Rainbow Casino-Vicksburg Partnership, L.P.	Mississippi	7990	64-0844165		(1)
Riverboat Corporation of Mississippi	Mississippi	7990	64-0795563		(1)
Riverboat Services, Inc.	Iowa	7990	42-1360145		(1)
St. Charles Gaming Company, Inc.	Louisiana	7990	72-1235262		(1)

(1) 600 Emerson Road, Suite 300, St. Louis, MO 63141, 314-813-9200.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 7, 2012

Isle of Capri Casinos, Inc.

OFFER TO EXCHANGE
All outstanding $350,000,000 principal amount of
8.875% Senior Subordinated Notes due 2020 issued August 7, 2012 in exchange for
$350,000,000 principal amount of
8.875% Senior Subordinated Notes due 2020, which have been
registered under the Securities Act of 1933, as amended

Principal Terms of the Exchange Offer:

We will exchange all old 8.875% Senior Subordinated Notes due 2020 that were issued on August 7, 2012 in a private offering that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The exchange offer expires at 5:00 p.m., New York City time, on                        , 2012, unless we extend the offer. You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.  The exchange offer is not subject to any condition other than that it will not violate applicable law or interpretations of the staff of the Securities and Exchange Commission (the “Commission”) and that no proceedings with respect to the exchange offer have been instituted or threatened in any court or by any governmental agency.

Principal Terms of the Exchange Notes:

The terms of the exchange notes to be issued in the exchange offer are substantially identical to the old notes, except that the exchange notes will be freely tradeable by persons who are not affiliated with us and will not have registration rights.  No public market currently exists for the old notes. We do not intend to list the exchange notes on any securities exchange, and, therefore, no active public market is anticipated.

The exchange notes will be unsecured and will be subordinated to all of our existing and future senior debt, including obligations under our senior secured credit facility, and will rank equally with all of our existing and future senior subordinated debt, including the old notes. All of our restricted subsidiaries that guarantee the obligations under our senior secured credit facility will guarantee the exchange notes with unconditional guarantees that will be unsecured senior subordinated obligations of those subsidiaries and will be subordinated to their existing and future senior debt, including their guarantees under our senior secured credit facility and will rank equally with all of their existing and future senior subordinated debt, including the old notes.

You should carefully consider the risk factors beginning on page 9 of this prospectus before participating in the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.  We have agreed that, for a period of 180 days after the expiration time of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

None of the Commission, any state securities commission, any state gaming commission or any other gaming authority or other regulatory agency has approved or disapproved of the exchange notes or the exchange offer or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2012.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

References to the “Company,” “we,” “us,” and “our” in this prospectus are to Isle of Capri Casinos, Inc., or Isle of Capri Casinos, Inc. and its consolidated subsidiaries, as the context requires.

No person is authorized in connection with this exchange offer to give any information or to make any representation not contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by us.

This prospectus does not constitute an offer to sell or buy any exchange notes in any jurisdiction where it is unlawful to do so. You should base your decision to invest in the exchange notes and participate in the exchange offer solely on information contained or incorporated by reference in this prospectus.

No person should construe anything in this prospectus as legal, business or tax advice. Each person should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offer under applicable legal investment or similar laws or regulations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on management’s current expectations, estimates, and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “will,” “should,” “approximately,” “pro forma,” variations of these words, and similar expressions are intended to identify these forward-looking statements. Certain factors, including but not limited to those identified under the heading “Risk Factors” in this prospectus, as well as those in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended April 29, 2012, our Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2012 and our other filings with the Commission, which are incorporated by reference into this prospectus, may cause actual results to differ materially from current expectations, estimates, projections, and forecasts and from past results. You are cautioned not to unduly rely on such statements, which speak only as of the date made. The Company undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

i

INCORPORATION BY REFERENCE

We file annual, quarterly and special reports and other information with the Commission. See “Where You Can Find More Information.” The following documents are incorporated into this prospectus by reference:

•                  our Annual Report on Form 10-K for the fiscal year ended April 29, 2012, filed with the Commission on June 14, 2012;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2012, filed with the Commission on August 31, 2012;

•                  our Proxy Statement on Schedule 14A for the 2012 Annual Meeting of Stockholders, filed with the Commission on August 22, 2012; and

•                  our Current Reports on Form 8-K, filed with the Commission on September 7, 2012, August 22, 2012, August 9, 2012, July 25, 2012 and July 20, 2012.

All documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and on or before the time this exchange offer is completed are deemed to be incorporated by reference in this prospectus from the date of filing of such documents or reports, except as to any portion of any future document or report which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents at no cost by writing or calling us at Isle of Capri Casinos, Inc., 600 Emerson Road, Suite 300, St. Louis, Missouri 63141, Attention: Chief Legal Officer, Phone: (314) 813-9200.  To obtain timely delivery of this information, you must request this information no later than five (5) business days before the expiration of the exchange offer.  Therefore, you must request information on or before                    , 2012.

INDUSTRY AND MARKET DATA

In this prospectus and the documents incorporated by reference in this prospectus, we rely on and refer to information and statistics regarding the industry and the sectors in which we operate. We obtained this information and statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable, but have not independently verified them and cannot guarantee their accuracy or completeness.

ii

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because this is only a summary, it may not contain all of the information you should consider in making your decision of whether to participate in the exchange offer. To understand all of the terms of this exchange offer and for a more complete understanding of our business, you should carefully read this entire prospectus, particularly the section entitled “Risk Factors,” and the documents incorporated by reference in this prospectus.  In this prospectus, we use the term “old notes” to refer to the $350,000,000 8.875% Senior Subordinated Notes due 2020 that were issued on August 7, 2012 in a private offering, the term “exchange notes” to refer to the 8.875% Senior Subordinated Notes due 2020 offered in the exchange offer described in this prospectus and the term “notes” to refer to the old notes and the exchange notes, collectively.  All references to the old notes and exchange notes include references to the related guarantees. Some of the statements contained in this “Summary” are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

The Company

We are a leading developer, owner and operator of regional gaming facilities and related dining, lodging and entertainment facilities in the United States. As of July 29, 2012, we own and operate 15 gaming and entertainment facilities in Louisiana, Mississippi, Missouri, Iowa, Colorado and Florida. Collectively, these properties feature approximately 14,000 slot machines and over 330 table games (including approximately 90 poker tables), over 3,000 hotel rooms and more than 45 restaurants. We also operate a harness racing track at our casino in Florida. Our portfolio of properties provides us with a diverse geographic footprint that minimizes geographically concentrated risks caused by weather, regional economic difficulties, gaming tax rates and regulations imposed by local gaming authorities.

Our principal executive office is located at 600 Emerson Road, Suite 300, St. Louis, Missouri 63141. Our telephone number is (314) 813-9200. We maintain an Internet website at http://www.islecorp.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

Summary of the Exchange Offer

On August 7, 2012, we completed the private offering of $350,000,000 of our 8.875% Senior Subordinated Notes due 2020. In connection with that private offering, we entered into a registration rights agreement with the initial purchasers of the old notes. In that agreement, we agreed, among other things, to deliver to you this prospectus for the exchange of up to $350,000,000 of new 8.875% Senior Subordinated Notes due 2020 that have been registered under the Securities Act for up to $350,000,000 aggregate principal amount of the old 8.875% Senior Subordinated Notes due 2020 that were issued on August 7, 2012. The exchange notes will be substantially identical to the old notes, except that:

•                  the exchange notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us;

•                  the exchange notes are not entitled to the rights that are applicable to the old notes under the registration rights agreement; and

•                  our obligation to pay additional interest on the old notes does not apply if the registration statement of which this prospectus forms a part is declared effective or certain other circumstances occur, as described under the heading “Description of Notes—Registration Rights; Special Interest.”

Old notes may be exchanged only in minimum denominations of $2,000 and larger integral multiples of $1,000. You should read the discussion under the headings “Summary—The Exchange Notes” and “Description of Notes” for further information regarding the exchange notes. You should also read the discussion under the heading “The Exchange Offer” for further information regarding the exchange offer and resale of the exchange notes.

Exchange Offer

We will exchange our exchange notes for a like aggregate principal amount and maturity of our old notes as provided in the registration rights agreement related to the old notes. The exchange offer is intended to satisfy the rights granted to holders of the old notes in that agreement. After the exchange offer is complete you will no longer be entitled to any exchange or registration rights with respect to your notes.

Resales

Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you:

• are acquiring the exchange notes in the ordinary course of business; and

• have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of the exchange notes.

By signing the letter of transmittal and exchanging your old notes for exchange notes, as described below, you will be making representations to this effect.

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for the old notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of old notes who:

• is our affiliate,

• does not acquire the exchange notes in the ordinary course of its business, or

• cannot rely on the position of the staff of the Commission expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters must, in the absence of an exemption, comply with registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. We will not assume, nor will we indemnify you against, any liability you may incur under the Securities Act or state or local securities laws if you transfer any exchange notes issued to you in the exchange offer absent compliance with the applicable registration and prospectus delivery requirements or an applicable exemption.

Expiration Time	The exchange offer will expire at 5:00 p.m., New York City time, on , 2012, or such later date and time to which we extend it. We do not currently intend to extend the expiration time.

Conditions to the Exchange Offer	The exchange offer is subject to the following conditions, which we may waive:

• the exchange offer does not violate applicable law or applicable interpretations of the staff of the Commission; and

• there is no action or proceeding instituted or threatened in any court or by any governmental agency with respect to this exchange offer.

See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering the Old Notes

If you wish to accept and participate in this exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a copy of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the completed, executed letter of transmittal or the copy thereof, together with the old notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. If you hold old notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. If you wish to accept and participate in this exchange offer and you cannot get your required documents to the exchange agent on time, you must send all of the items required by the guaranteed delivery procedures described below.

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

• any exchange notes that you receive will be acquired in the ordinary course of your business;

• you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•                  if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of the exchange notes; and

• you are not our “affiliate” as defined in Rule 405 under the Securities Act.

Special Procedures for Beneficial Owners

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration time.

Guaranteed Delivery Procedures	If you wish to tender your old notes and:

• your old notes are not immediately available;

• you are unable to deliver on time your old notes or any other document that you are required to deliver to the exchange agent; or

• you cannot complete the procedures for delivery by book-entry transfer on time;

then you may tender your old notes according to the guaranteed delivery procedures that are discussed in the letter of transmittal and in “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal of Tenders

A tender of old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration time. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under “The Exchange Offer—Exchange Agent” before the expiration time of the exchange offer.

Acceptance of the Old Notes and Delivery of Exchange Notes

If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all old notes that are properly tendered in this exchange offer and not properly withdrawn before the expiration time. We will return any old notes that we do not accept for exchange to its registered holder at our expense promptly after the expiration time. We will deliver the exchange notes to the registered holders of old notes accepted for exchange promptly after the expiration time and acceptance of such old notes. Please refer to the section in this prospectus entitled “The Exchange Offer—Acceptance of Old Notes for Exchange and Delivery of Exchange Notes.”

Effect on Holders of Old Notes

As a result of making, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you are a holder of old notes and do not tender your old notes in the exchange offer, you will continue to hold your old notes and you will be entitled to all the rights and limitations applicable to the old notes in the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer. See “The Exchange Offer—Purpose and Effect of the Exchange Offer.”

Accrued Interest on the Exchange Notes and the Old Notes

Each exchange note will bear interest from August 7, 2012. The holders of old notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those old notes from August 7, 2012 to the date of issuance of the exchange notes. Interest on the old notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Consequently, if you exchange your old notes for exchange notes, you will receive the same interest payment on December 15, 2012 that you would have received if you had not accepted this exchange offer.

Consequences of Failure to Exchange

All untendered old notes will continue to be subject to the restrictions on transfer provided for in the old notes and in the indenture. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act. The trading market for your old notes will become more limited to the extent that other holders of old notes participate in the exchange offer.

U.S. Federal Income Tax Considerations

The exchange of old notes for exchange notes in the exchange offer should not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent

U.S. Bank National Association is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The following summary contains basic information about the exchange notes and is not intended to be complete. It may not contain all of the information that is important to you. Certain terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the notes, see “Description of Notes.”

Issuer	Isle of Capri Casinos, Inc.

General	The form and terms of the exchange notes are identical in all material respects to the form and terms of the old notes except that:

• the exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and

• the holders of exchange notes will not be entitled to rights under the registration rights agreement, including any registration rights or rights to additional interest.

The exchange notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture under which the old notes were issued.

Exchange Notes Offered	$350.0 million aggregate principal amount of 8.875% Senior Subordinated Notes due 2020 registered under the Securities Act.

Maturity Date	June 15, 2020.

Interest	Interest on the exchange notes will accrue at the rate of 8.875% per annum, payable semi-annually in arrears.

Interest Payment Dates on the Exchange Notes

June 15 and December 15, commencing December 15, 2012.

Holders of old notes whose old notes are accepted for exchange in the exchange offer will be deemed to have waived the right to receive any payment in respect of interest on the old notes accrued from August 7, 2012 to the date of issuance of the exchange notes. Consequently, holders who exchange their old notes for exchange notes will receive the same interest payment on December 15, 2012 (the first interest payment date with respect to the old notes and the first interest payment date with respect to the exchange notes following consummation of the exchange offer) that they would have received if they had not accepted the exchange offer.

Subsidiary Guarantees

On the exchange date, each of our restricted subsidiaries that guarantees our senior secured credit facility will guarantee the exchange notes, like the old notes, provided that such restricted subsidiary is not otherwise prohibited from guaranteeing the exchange notes under applicable gaming laws or by any gaming authorities. The exchange notes may be guaranteed by additional subsidiaries in the future under certain circumstances. See “Description of Notes—Certain Covenants—Additional Note Guarantees.”

The Issuer and the initial guarantors generated approximately 100% of our consolidated revenues for the quarterly period ended July 29, 2012 and held approximately 95% of our consolidated assets as of July 29, 2012.

Ranking

The exchange notes, like the old notes, will be unsecured and will be subordinated to all of our existing and future senior debt, including obligations under our senior secured credit facility, and will rank equally with all of our existing and future senior subordinated debt, including the old notes. As of July 29, 2012, we and our restricted subsidiaries would have had approximately $1.1 billion of senior debt outstanding.

All of our restricted subsidiaries that guarantee the obligations under our senior secured credit facility will guarantee the exchange notes, like the old notes, with unconditional guarantees that will be unsecured senior subordinated obligations of those subsidiaries and will be subordinated to their existing and future senior debt, including their guarantees under our senior secured credit facility and will rank equally with all of their existing and future senior subordinated debt, including the old notes.

Use of Proceeds

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount, which will be cancelled and, as such, will not result in any increase in our indebtedness. See “Use of Proceeds.”

Optional Redemption	At any time on or after June 15, 2016, we may redeem some or all of the exchange notes at any time at the redemption prices specified under “Description of Notes—Optional Redemption.”

Before June 15, 2016, we may redeem some or all of the exchange notes at a redemption price equal to 100% of the principal amount of each exchange note to be redeemed plus a make-whole premium described under “Description of Notes—Optional Redemption” together with accrued and unpaid interest, if any, to the date of redemption.

In addition, at any time prior to June 15, 2015, we may redeem up to 35% of the exchange notes with the net cash proceeds from specified equity offerings at a redemption price equal to 108.875% of the principal amount of each exchange note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

Redemption or Other Disposition Based Upon Gaming Laws

The exchange notes are subject to redemption or disposition requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which we conduct gaming operations. See “Description of Notes—Gaming Redemption.”

Change of Control

Upon a change of control (as defined in “Description of Notes—Certain Definitions”), we may be required to offer to repurchase the exchange notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Asset Sales and Events of Loss

If we or any of our restricted subsidiaries sell certain assets or experience certain events of loss, we may be required to offer to repurchase the exchange notes at a redemption price equal to 100% of the principal amount of each exchange note to be redeemed plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes—Repurchase at the Option of Holders—Asset Sales” and “Description of Notes—Repurchase at the Option of Holders—Events of Loss.”

Certain Covenants	The indenture governing the exchange notes contains certain covenants, including limitations and restrictions on our and our restricted subsidiaries’ ability to:

• incur additional indebtedness or issue preferred stock;

• pay dividends or make distributions on or purchase our equity interests;

• make other restricted payments or investments;

• redeem debt that is junior in right of payment to the exchange notes;

• create liens on assets to secure debt;

• sell or transfer assets;

• enter into transactions with affiliates; and

• enter into mergers, consolidations, or sales of all or substantially all of our assets.

As of the date of the indenture, all of our subsidiaries other than our unrestricted subsidiaries (as defined in “Description of Notes—Certain Definitions”) were restricted subsidiaries. Our unrestricted subsidiaries are not subject to any of the restrictive covenants in the indenture. The restrictive covenants set forth in the indenture are subject to important exceptions and qualifications.

No Prior Market

The exchange notes will be freely transferable but will be new securities for which there will initially be no market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any such market that may develop.

Risk Factors

An investment in the exchange notes and participation in the exchange offer involves risk. Prior to participating in the exchange offer, potential investors should carefully consider the matters set forth under the caption “Risk Factors” beginning on page 9 of this prospectus, and information included or incorporated by reference herein, including, without limitation, the information set forth under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and in our Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2012.

RISK FACTORS

An investment in the exchange notes and participation in the exchange offer involves risk. Prior to participating in the exchange offer, potential investors should carefully consider all of the information set forth in this prospectus and the documents incorporated by reference herein, including, without limitation, the information set forth under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and in our Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2012 and, in particular, the risks and uncertainties described below, together with all other information contained and incorporated by reference in this prospectus.  The risks and uncertainties described herein and therein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also occur.  The occurrence of any of those risks and uncertainties may materially adversely affect our financial condition, results of operations, cash flows or business. In that case, the price or value of our securities, including the exchange notes, could decline and you could lose all or part of your investment. Consequently, an investment in the exchange notes and participation in the exchange offer should only be considered by persons who can assume such risk. You are encouraged to perform your own investigation with respect to the exchange notes, the exchange offer and our company. Some of the statements in this discussion of risk factors are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Old Notes and the Exchange Notes

Your right to receive payment on the notes or under the guarantees is junior to all of our and the subsidiary guarantors’ senior debt and effectively junior to all debt and other liabilities of our non-guarantor subsidiaries.

The notes will be expressly junior in right of payment to all of our existing and future senior debt, including $300 million aggregate principal amount of our outstanding 7.75% senior notes due 2019 and any amounts outstanding under our $800 million senior secured credit facility. All of our subsidiaries that guarantee the notes also guarantee our 7.75% senior notes and our senior secured credit facility and, similar to the notes, the guarantees will be expressly junior in right of payment to all existing and future senior debt of the subsidiary guarantors, including their guarantee of our 7.75% senior notes and our senior secured credit facility.

Pursuant to the subordination provisions of the indenture governing the notes, if there is a distribution to our or the subsidiary guarantors’ creditors because of a bankruptcy, liquidation, reorganization or similar proceeding relating to us or the subsidiary guarantors, holders of debt that is senior to the notes and the guarantees will be paid in full before any payment may be made with respect to the notes and the guarantees. In any of the foregoing events, we cannot assure you that we would have sufficient assets to pay amounts due on the notes and the guarantees after paying our and the subsidiary guarantors’ senior debt in full. As a result, holders of the notes may receive less proportionally than the holders of debt senior to the notes and the guarantees. In addition, the subordination provisions of the indenture governing the notes provide that we and the guarantors can make no payments on the notes and the guarantees during the continuance of any payment default on our or the subsidiary guarantors’ senior debt, and payments to you may be suspended for a period of up to 179 days if a non-payment default exists under our or the subsidiary guarantors’ senior debt. As of July 29, 2012, we and the subsidiary guarantors had approximately $1.1 billion of senior debt outstanding.

Some of our subsidiaries will not guarantee the notes. None of the non-guarantor subsidiaries has any obligation to pay any amounts due on the notes or to provide us with funds for our or their respective payment obligations, whether by dividends, distributions, loans or otherwise. In the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to any of our non-guarantor subsidiaries, holders of their debt and other creditors, including trade creditors, will generally be entitled to payment of their claims from the assets of those non-guarantor subsidiaries before any assets are made available for distribution to us. Under such circumstances, after paying the creditors of the non-guarantor subsidiaries in full, there may not be sufficient or any assets remaining to make payments to us so that we can meet our payment obligations, including our obligations under the notes. As a result, the notes will be effectively subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the notes. For the quarterly period ended July 29, 2012, our non-guarantor subsidiaries accounted for less than one percent of our consolidated revenues and, as of such date, our non-guarantor subsidiaries had total consolidated assets of $79.1 million and had total consolidated liabilities of $54.2 million outstanding, including $0.6 million of indebtedness. The indenture governing the notes does not limit the ability of most of our non-guarantor subsidiaries to incur additional debt.

The notes and the guarantees are unsecured, and your right to enforce remedies is limited by the rights of holders of secured debt.

The notes and the guarantees will not be secured by any of our assets or any assets of our subsidiaries. Our obligations under our senior secured credit facility are secured by substantially all of our assets and the assets of our subsidiaries. If we become insolvent or are liquidated, or if payment under our senior secured credit facility is accelerated, the lenders under our senior secured credit facility will be entitled to exercise the remedies available to a secured lender under applicable law. These lenders will have a claim on our assets and the assets of our subsidiaries before the holders of the notes.

The guarantees may be unenforceable due to fraudulent conveyance statutes.

Various fraudulent conveyance and similar laws have been enacted for the protection of creditors and may be utilized by courts to avoid or limit the guarantees of the notes by our subsidiaries. The requirements for establishing a fraudulent conveyance vary depending on the law of the jurisdiction that is being applied. Generally, if in a bankruptcy, reorganization or other judicial proceeding a court were to find that the guarantor received less than reasonably equivalent value or fair consideration for incurring indebtedness evidenced by guarantees, and:

•                  was insolvent at the time of the incurrence of such indebtedness,

•                  was rendered insolvent by reason of incurring such indebtedness,

•                  was at such time engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital, or

•                  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured,

such court could, with respect to the guarantor, declare void in whole or in part the obligations of such guarantor under the guarantees, as well as any liens granted by a guarantor securing its guarantee or the guaranteed obligations. Any payment by such guarantor pursuant to its guarantee could also be required to be returned to it, or to a fund for the benefit of its creditors. Generally, an entity will be considered insolvent if the sum of its debts is greater than the fair saleable value of all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, as they become absolute and mature.

We, meaning only Isle of Capri Casinos, Inc., have no operations of our own and derive all of our revenue from our subsidiaries. If a guarantee of the notes by a subsidiary were avoided as a fraudulent transfer, holders of other indebtedness of, and trade creditors of, that subsidiary would generally be entitled to payment of their claims from the assets of the subsidiary before such assets could be made available for distribution to us to satisfy our own obligations such as the notes.

The obligations of each subsidiary guarantor under its guarantee of the notes will be limited so as not to constitute a fraudulent conveyance under applicable law. This may not be effective to protect the guarantee from being voided under fraudulent transfer law, or may eliminate the subsidiary guarantors’ obligations or reduce such obligations to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, a similar provision was found to be ineffective to protect the guarantees.

We may not be able to repurchase notes upon a change of control offer.

Under the indenture governing the notes, upon the occurrence of a change of control, as defined therein, we are required to offer to repurchase all of the notes. However, our senior secured credit facility currently prohibits us from repurchasing the notes prior to their stated maturity and, if a change of control were to occur, we would have to first obtain the consent of the lenders under our senior secured credit facility to waive such restriction and allow us to repurchase the notes. We cannot assure you that we would be able to obtain such a consent. Nonetheless, our failure to offer to repurchase the notes or repurchase any notes so tendered in such an offer due to the prohibitions under our senior secured credit facility would still constitute an event of default under the indenture governing the notes.

The indenture governing our 7.75% senior notes has the same definition of change of control as the indenture governing the notes and, upon the occurrence of a change of control, we would also be required to make an offer to repurchase all of the 7.75% senior notes, but, under the terms of the indenture governing the 7.75% senior notes, all tendered 7.75% senior notes must be repurchased first in full before any notes are repurchased. Even if we were able to obtain the consent of the lenders under our senior secured credit facility to repurchase the notes, we may not have the funds available or be able to raise the funds necessary to repurchase all of our 7.75% senior notes and the notes upon a change of control. Any failure by us to make or complete a change of control offer for the notes would place us in default under the indenture governing the notes and, if not otherwise waived or cured, could result in a cross-default under our other outstanding debt, including our 7.75% senior notes and our senior secured credit facility.

In addition, if a change of control, as defined in our senior secured credit facility, occurs, then our ability to borrow under our senior secured credit facility, as the case may be, may be terminated at the election of the lenders under our senior secured credit facility. As we have historically relied on access to credit facilities to fund capital expenditures and for other general corporate purposes, any termination of commitments under our senior secured credit facility could adversely affect our financial situation and our ability to conduct our business.

We may require you to dispose of your notes or redeem your notes if any gaming authority finds you unsuitable to hold them.

We may require you to dispose of your notes or redeem your notes if any gaming authority finds you unsuitable to hold them or in order to otherwise comply with gaming laws to which we are subject. Gaming authorities can generally require that any beneficial owner of our securities, including holders of the notes, file an application for a finding of suitability. If a gaming authority requires a record or beneficial owner of a note to file a suitability application, the owner must apply for a finding of suitability within 30 days or at an earlier time prescribed by the gaming authority. The gaming authority has the power to investigate an owner’s suitability and the owner must pay all costs of the investigation. If the owner is found unsuitable, then the owner may be required, either by law or the terms of the notes, to dispose of the notes. See “Description of the Notes—Gaming Redemption” of this prospectus and “PART I—ITEM 1. BUSINESS—Government Regulations” in and “Description of Government Regulations” in Exhibit 99.1 to our Annual Report on Form 10-K for the fiscal year ended April 29, 2012, which is incorporated by reference herein.

The debt agreements impose significant operating and financial restrictions on us and our subsidiaries which may adversely affect our ability to operate our business.

The indentures governing the notes and our 7.75% senior notes and our senior secured credit facility impose significant operating and financial restrictions on us and our subsidiaries. These restrictions limit our ability and the ability of our subsidiaries to, among other things:

•                  incur additional indebtedness or issue preferred stock;

•                  pay dividends and or distributions on our capital stock, repurchase, redeem or retire our capital stock;

•                  prepay subordinated indebtedness;

•                  make investments;

•                  guarantee other indebtedness;

•                  create liens on our assets;

•                  transfer and sell assets;

•                  create or permit restrictions on the ability of our subsidiaries to make dividends or make other distributions to us;

•                  enter into sale/leaseback transactions;

•                  enter into transactions with affiliates; and

•                  merge or consolidate with another company or sell all or substantially all of our assets.

In addition, our senior secured credit facility requires us to maintain specified financial ratios and satisfy certain financial covenants, including, but not limited to, maintaining a consolidated senior secured leverage ratio and a consolidated total leverage ratio below specified maximum thresholds, maintaining a consolidated interest coverage ratio above specified minimum thresholds and limiting the amount of our annual capital expenditures. Some of these financial ratios become more restrictive over the life of the senior secured credit facility. We could also incur additional indebtedness having even more restrictive covenants. As a result of these restrictions and covenants, our management’s ability to operate our business in its discretion is limited, and we may be unable to finance our future operations, compete effectively, pursue acquisitions or take advantage of new business opportunities, any of which could harm our business.

If we or any of our subsidiaries fail to comply with any of the covenants under our senior secured credit facility, the indentures governing the notes and our 7.75% senior notes or any other indebtedness could prevent us from being able to draw on our revolving credit facility, cause an event of default under such debt agreement and result in an acceleration of all of our outstanding indebtedness. If all of our outstanding indebtedness were to be accelerated, we may not have, or be able to obtain through sales of assets, financing arrangements or otherwise, sufficient funds to pay all such accelerated indebtedness or to repay the notes in full after we pay all our senior debt in full.

We may not be able to generate a sufficient amount of cash flow to meet our debt service obligations.

Our ability to make scheduled payments or to refinance our obligations with respect to the notes and our other indebtedness will depend on our financial and operating performance, which, in turn is subject to prevailing economic and industry conditions and other factors, including the availability of financing in banking and capital markets, which have experienced significant disruptions in recent periods, beyond our control. If our cash flow and capital resources are insufficient to fund our debt service obligations and other commitments, we could face substantial liquidity problems and may be forced to reduce or delay scheduled expansions and capital expenditures, sell material assets or operations, obtain additional capital, or restructure or refinance our indebtedness. We may be unable to effect any of these actions on a timely basis, on commercially reasonable terms or at all, or these actions may be insufficient to meet our capital requirements. In addition, any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our operations. If we cannot make scheduled payments on our indebtedness, we will be in default and, as a result, our debt holders could declare all outstanding principal and interest to be due and payable, and we could be forced into bankruptcy or liquidation.

Risks Related to the Exchange Offer

You may have difficulty selling the old notes that you do not exchange.

If you do not exchange your old notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on your old notes. The restrictions on transfer of your old notes arise, because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from these requirements. We do not intend to register the old notes under the Securities Act. To the extent old notes are tendered and accepted in the exchange offer, the trading market, if any, for the remaining old notes would be adversely affected. See “The Exchange Offer—Consequences of Failure to Exchange” for a discussion of the possible consequences of failing to exchange your old notes.

You may find it difficult to sell your exchange notes, because there is no existing trading market for the exchange notes.

You may find it difficult to sell your exchange notes, because an active trading market for the exchange notes may not develop. There is no existing trading market for the exchange notes. We do not intend to apply for listing or quotation of the exchange notes on any exchange, and so we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. Although the initial purchasers of the old notes have informed us that they intend to make a market in the exchange notes, they are not obligated to do so, and any market making may be discontinued at any time without notice. As a result, the market price of the exchange notes, as well as your ability to sell the exchange notes, could be adversely affected.

Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that exchanges its old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, or resells exchange notes that were received by it for its own account in the exchange offer, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

In addition to broker-dealers, any noteholder that exchanges its old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the quarter ended July 29, 2012 and for each of the years ended April 29, 2012, April 24, 2011, April 25, 2010, April 26, 2009 and April 27, 2008.

	Quarter Ended	Year Ended
	July 29, 2012	April 29, 2012	April 24, 2011	April 25, 2010	April 26, 2009	April 27, 2008
Ratio of earnings to fixed charges	1.2x	(1)	1.1x	(2)	1.3x	(3)

(1)                                 For the year ended April 29, 2012, earnings were insufficient to cover fixed charges by approximately $3.4 million.

(2)                                 For the year ended April 25, 2010, earnings were insufficient to cover fixed charges by approximately $1.7 million.

(3)                                 For the year ended April 27, 2008, earnings were insufficient to cover fixed charges by approximately $52.6 million.

For purposes of determining the ratio of earnings to fixed charges, earnings consist of earnings before provision for income taxes and non-controlling interests, plus fixed charges, excluding capitalized interest. Fixed charges consist of interest on indebtedness, including capitalized interest, plus that portion of rental expense that is considered to be interest.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount, which will be cancelled and, as such, will not result in any increase in our indebtedness.

We used the entire net proceeds from the sale of the old notes of approximately $343 million, after deducting discounts and selling and offering expenses payable by us, together with cash on hand, to fund (i) the purchase of any and all of our outstanding 7% senior subordinated notes due 2014 tendered in the tender offer that we launched July 24, 2012, (ii) the redemption of any and all 7% senior subordinated notes due 2014 that remained outstanding following consummation of such tender offer and (iii) the payment of related fees and expenses.

SELECTED FINANCIAL DATA

In the first quarter of fiscal 2013, we adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2011-05, “Presentation of Comprehensive Income,” as amended by ASU No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other comprehensive Income in Accounting Standards Update No. 2011-05.” These updates revise the manner in which reporting entities present comprehensive income in their financial statements. The following selected financial information revises historical information to illustrate the new presentation required by these pronouncements for the periods presented. The Consolidated Statements of Comprehensive Income (Loss) set forth below have been derived from our audited financial statements for each of the three fiscal years ended April 29, 2012, April 24, 2011 and April 25, 2010, but are not covered by the auditors’ reports issued on such financial statements. The following information should be read in conjunction with Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 8, “Financial Statements and Supplementary Data” of our Form 10-K for the fiscal year ended April 29, 2012, which is incorporated herein by reference.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(unaudited, in thousands)

	Year Ended
	April 29, 2012	April 24, 2011	April 25, 2010
Net income (loss)	$(129,753)	$4,540	$(3,273)
Other comprehensive income, net of tax:
Deferred hedge adjustment, net of income tax provision of $789, $3,408 and $1,463 for the years ended April 29, 2012, April 24, 2011 and April 25, 2010, respectively	1,312	5,724	2,449
Unrealized gain on interest rate derivatives, net of income tax provision (benefit) of $41, $(19) and $2,863 for the years ended April 29, 2012, April 24, 2011 and April 25, 2010, respectively	68	(32)	4,456
Foreign currency translation adjustments	—	133	226
Other comprehensive income	1,380	5,825	7,131
Comprehensive income (loss)	$(128,373)	$10,365	$3,858

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We entered into a registration rights agreement with respect to the old notes. Under the registration rights agreement, we agreed, for the benefit of the holders of the old notes, that we will, (a) not later than 180 days after the date of original issuance of the old notes, file a registration statement for the old notes with the Commission with respect to a registered offer to exchange the old notes for our exchange notes having terms substantially identical in all material respects to such old notes (except that the exchange notes will generally not contain terms with respect to transfer restrictions), (b) use all commercially reasonable efforts to cause the registration statement provided for under the registration rights agreement to be declared effective under the Securities Act within 240 days after the date of original issuance of the old notes and (c) use all commercially reasonable efforts to close the exchange offer 30 days after the commencement thereof provided that we have accepted all the old notes theretofore validly tendered in accordance with the terms of the exchange offer.  We will keep the exchange offer registration statement effective for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes eligible to participate in the exchange offer.

For each old note surrendered to us pursuant to the exchange offer, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange thereof or, if no interest has been paid on such outstanding note, from the date of its original issue.

Under existing Commission interpretations, exchange notes acquired in a registered exchange offer by holders of old notes are freely transferable without further registration under the Securities Act if the holder of the exchange notes represents that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding to participate in the distribution of the exchange notes and that it is not an affiliate of us or our guarantors, as such terms are interpreted by the Commission, provided that broker-dealers (“participating broker-dealers”) receiving exchange notes in a registered exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the old notes) with the prospectus contained in the exchange offer registration statement relating to such exchange notes.

Under the registration rights agreement, we are required to allow participating broker-dealers and other Persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of such exchange notes for 180 days following the effective date of such exchange offer registration statement (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus).

A holder of old notes who wishes to exchange its old notes for exchange notes in the exchange offer will be required to represent in the letter of transmittal that any exchange notes to be received by it will be acquired in the ordinary course of its business and that, at the time of the commencement of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not an “affiliate” of us or our guarantors, as defined in Rule 405 of the Securities Act, or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  See “Plan of Distribution.”

In certain instances, we may be required to file a shelf registration statement relating to resales of notes.  In such case, we will use all commercially reasonable efforts to cause the Commission to declare effective a shelf registration statement with respect to the resale of the notes within the time periods specified in the registration rights agreement. See “Description of Notes—Registration Rights; Special Interest.”

We may be required to pay liquidated damages in the form of additional interest on the Entitled Securities (as defined below) if:

•                  we fail to file the required registration statement on time;

•                  the registration statement is not declared effective by the Commission on time;

•                  we do not complete the offer to exchange the old notes for the exchange notes within 30 days after the date the registration statement becomes effective; or

•                  if applicable, the shelf or exchange offer registration statement is declared effective but ceases to be effective during specified periods of time in connection with certain resales of the Entitled Securities.

If a registration default described above occurs, the annual interest rate on the Entitled Securities will increase initially by 0.25% for the first 90-day period immediately following the occurrence of such registration default. The annual interest rate on the Entitled Securities will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the interest rate shown on the cover of the offering circular distributed in connection with the private placement offering of the old notes. If we correct the registration default, the accrual of such special interest will cease, and the interest rate on the Entitled Securities will revert to the original level. If we must pay liquidated damages, we will pay them in cash on the same dates that we make other interest payments on the notes until we correct the registration default. See “Description of Notes—Registration Rights; Special Interest.”

Resale of Exchange Notes

Based on interpretations of the Commission staff set forth in no-action letters issued to unrelated third parties, we believe that exchange notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act if:

•                  such holder is not an “affiliate” of us or our guarantors within the meaning of Rule 405 under the Securities Act;

•                  such exchange notes are acquired in the ordinary course of the holder’s business; and

•                  the holder does not intend to participate in the distribution of such exchange notes.

Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes cannot rely on the position of the staff of the Commission set forth in Exxon Capital Holdings Corporation or similar interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If, as stated above, a holder cannot rely on the position of the staff of the Commission set forth in Exxon Capital Holdings Corporation or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as result of market-making activities or other trading activities may participate in the exchange offer.  Each broker-dealer that receives exchange notes for its own account in exchange for eligible notes, where such eligible notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration time. Old notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000; provided, that the untendered portion of any old note must be in a minimum denomination of $2,000. We will issue $2,000 principal amount or an integral multiple of $1,000 of exchange notes in exchange for a corresponding principal amount of old notes surrendered in the exchange offer. In exchange for each old note surrendered in the exchange offer, we will issue exchange notes with a like principal amount.

The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes, except that the exchange notes will

•                  be registered under the Securities Act,

•                  not bear legends restricting their transfer, and

•                  not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to file and cause to be effective a registration statement.

The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes. Consequently, both series will be treated as a single class of debt securities under that indenture.

The exchange offer is not conditioned upon any minimum aggregate principal amount of exchange notes being tendered for exchange.

As of the date of this prospectus, $350,000,000 aggregate principal amount of the old notes is outstanding. This prospectus, the letter of transmittal and the notice of guaranteed delivery are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the old notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to such holders. Subject to the terms of the exchange offer and the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “—Conditions to the Exchange Offer.”

Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Time; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on                          , 2012, unless, in our sole discretion, we extend it.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify in writing or by public announcement the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.

We expressly reserve the right, in our sole discretion:

•                  to delay accepting for exchange any old notes due to an extension of the exchange offer;

•                  to extend the exchange offer or to terminate the exchange offer and to refuse to accept old notes not previously accepted if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied by giving oral or written notice of such extension or termination to the exchange agent; or

•                  subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice or public announcement thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of old notes of such amendment.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a timely press release to a financial news service. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement that includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of old notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

Conditions to the Exchange Offer

Notwithstanding any other terms of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus before accepting any old notes for exchange, if we determine in our sole discretion:

•                  the exchange offer would violate applicable law or any applicable interpretation of the staff of the Commission; or

•                  any action or proceeding has been instituted or threatened in any court or by any governmental agency with respect to the exchange offer.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made the representations described in the letter of transmittal and under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering the Old Notes” and “Plan of Distribution,” and such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to make available to it an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of such extension to the registered holders of the old notes as promptly as practicable. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the old notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion; provided that any waiver of a condition of tender will apply to all old notes and not only to particular old notes. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any such old notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Procedures for Tendering the Old Notes

Only a holder of old notes may tender such old notes in the exchange offer. To tender in the exchange offer, a holder must:

•                  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration time;

•                  comply with DTC’s Automated Tender Offer Program procedures described below; or

•                  comply with the guaranteed delivery procedures described below.

In addition, either:

•                  the exchange agent must receive old notes along with the letter of transmittal;

•                  the exchange agent must receive, prior to the expiration time, a timely confirmation of book-entry transfer of such old notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message; or

•                  the exchange agent must receive, prior to the expiration time, the notice of guaranteed delivery.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “—Exchange Agent” prior to the expiration time.

The tender by a holder that is not withdrawn prior to the expiration time will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration time. Holders should not send us the letter of transmittal, the notice of guaranteed delivery or old notes. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes, the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes; provided that any waiver of a condition of tender will apply to all old notes and not only to particular old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. However, all conditions must be satisfied or waived prior to the expiration of the exchange offer (as extended, if applicable). Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration of the exchange offer.

In all cases, we will issue exchange notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•                  old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•                  properly completed and duly executed letter of transmittal and all other required documents, a properly transmitted agent’s message or properly completed notice of guaranteed delivery and all other required documents.

By signing the letter of transmittal, each tendering holder of the old notes represents, among other things, that:

(i)            any exchange notes that the holder receives will be acquired in the ordinary course of its business;

(ii)           the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

(iii)          if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

(iv)          the holder is not an “affiliate” of us or any of our guarantors, as defined in Rule 405 of the Securities Act.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners’ behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either make appropriate arrangements to register ownership of the old notes in such owner’s name or obtain a properly completed bond power from the registered holder of old notes. The transfer of registered ownership may take considerable time and may not be completed prior to the expiration time.

Signatures on a letter of transmittal, a notice of guaranteed delivery or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the old notes tendered pursuant thereto are tendered by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or for the account of an eligible guarantor institution.

If the letter of transmittal or the notice of guaranteed delivery is signed by a person other than the registered holder of any old notes listed on the old notes, such old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the old notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, the notice of guaranteed delivery or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal or the notice of guaranteed delivery.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation to the effect that: (1) DTC has received an express acknowledgement from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of such book-entry confirmation; (2) such participant has received and agrees to be bound by the terms of this prospectus and the letter of transmittal (or in the case of an agent’s message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and (3) the agreement may be enforced against such participant.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  See “Plan of Distribution.”

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus, and any financial institution participating in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.  Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent prior to the expiration time must tender their old notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your old notes and:

•                  your old notes are not immediately available;

•                  you are unable to deliver on time your old notes or any other document that you are required to deliver to the exchange agent; or

•                  you cannot complete the procedures for delivery by book-entry transfer on time;

you may tender your old notes according to the guaranteed delivery procedures described in the letter of transmittal. Those procedures require that:

•                  tender must be made by or through an eligible institution and a notice of guaranteed delivery must be signed by the holder;

•                  prior to the expiration time, the exchange agent must receive from the holder and the eligible institution a properly completed and executed notice of guaranteed delivery by mail or hand delivery setting forth the name and address of the holder, the certificate number or numbers of the tendered old notes and the principal amount of tendered old notes; and

•                  properly completed and executed documents required by the letter of transmittal and the tendered old notes in proper form for transfer or confirmation of a book-entry transfer of such old notes into the exchange agent’s account at DTC must be received by the exchange agent prior to 5:00 p.m., New York City time, within three business days after the expiration time of the exchange offer.

Any holder who wishes to tender old notes pursuant to the guaranteed delivery procedures must ensure that the exchange agent receives the notice of guaranteed delivery and letter of transmittal relating to such old notes before the expiration time.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time prior to the expiration of the exchange offer. For a withdrawal to be effective, the exchange agent must receive a written notice (which may be by telegram, telex, facsimile transmission or letter) of withdrawal at one of the addresses set forth below under “—Exchange Agent”, or the holder must comply with the appropriate procedure of DTC’s Automated Tender Offer Program system.

Any such notice of withdrawal must specify the name of the person who tendered the old notes to be withdrawn, identify the old notes to be withdrawn (including the principal amount of such old notes and, if applicable, the registration numbers and total principal amount of such old notes) and, where certificates for old notes have been transmitted, specify the name in which such old notes were registered if different from that of the withdrawing holder. Any such notice of withdrawal must also be signed by the person having tendered the old notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the old notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender and, if applicable because the old notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at DTC to be credited if different than that of the person having tendered the old notes to be withdrawn.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless such holder is an eligible guarantor institution.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account of DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for old notes) promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “—Procedures for Tendering the Old Notes” above at any time prior to the expiration time.

Acceptance of Old Notes for Exchange and Delivery of Exchange Notes

Your tender of old notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

By tendering old notes pursuant to the exchange offer, you will represent to us that, among other things:

•                  you are not our “affiliate” or an “affiliate” of any guarantor of the notes within the meaning of Rule 405 under the Securities Act;

•                  you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•                  you are acquiring the exchange notes in the ordinary course of your business.

We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your old notes tendered or a timely confirmation of a book-entry transfer of these notes into the exchange agent’s account at DTC with an agent’s message is received by the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

We reserve the absolute right to reject any and all old notes not properly tendered or any old notes that, if accepted, would, in our judgment or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular old notes; provided that any waiver of a condition of tender will apply to all old notes and not only to particular old notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. However, all conditions must be satisfied or waived prior to the expiration of the exchange offer (as extended, if applicable). We, the guarantors, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of old notes. We, the guarantors, the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any old notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived promptly following the expiration time.

If all the conditions to the exchange offer are satisfied or waived on the expiration time, we will accept all old notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled

“—Conditions to the Exchange Offer” above. For purposes of this exchange offer, old notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

If any tendered old notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, promptly after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the old notes tendered, subject to the indenture. This proxy will be considered coupled with an interest in the tendered old notes. This appointment will be effective only when and to the extent that we accept your old notes in this exchange offer. All prior proxies on these old notes will then be revoked, and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance or requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery to the exchange agent addressed as follows:

By Facsimile Transmission

(for eligible institutions only):

(651) 466-7372

Attn: Specialized Finance

To Confirm by Telephone:

(800) 934-6802

By Overnight Courier, Registered/ Certified Mail and by Hand:

U.S. Bank National Association

Corporate Trust Services

60 Livingston Avenue

St. Paul, Minnesota 55107

Attn: Specialized Finance

Isle of Capri Casinos, Inc.

8.875% Senior Subordinated Notes due 2020

Delivery to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery to the exchange agent.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and for handling or forwarding tenders for exchange to their customers.

Our expenses in connection with the exchange offer include Commission registration fees, fees and expenses of the exchange agent and trustee, accounting and legal fees, printing costs, transfer taxes and related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

•                  certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

•                  tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

•                  transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of Failure to Exchange

Holders of old notes who do not exchange their old notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of such old notes as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and otherwise as set forth in the offering circular distributed in connection with the private placement offering of the old notes.

In general, you may not offer or sell the old notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement related to the old notes, we do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the Commission staff, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our or a guarantor’s “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the holders acquired the exchange notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes could not rely on the applicable interpretations of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

We do not currently anticipate that we will register under the Securities Act any old notes that remain outstanding after completion of the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, “the Company,” “we,” “us” and “our” refer only to Isle of Capri Casinos, Inc. and not to any of its Subsidiaries.

The Company issued the old notes and will issue the exchange notes under an Indenture, dated as of August 7, 2012, among itself, the Guarantors and U.S. Bank National Association, as trustee. The terms of the exchange notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

On August 7, 2012, we issued $350,000,000 aggregate principal amount of old notes under the Indenture. The terms of the exchange notes will be identical in all material respects to the old notes, except the exchange notes will not contain transfer restrictions, and holders of exchange notes will no longer have any registration rights or any other rights under the registration rights agreement. The trustee will authenticate and deliver exchange notes for original issue only in exchange for a like principal amount of old notes.

Used in this “Description of Notes,” except as the context otherwise requires, the term “Notes” means all 8.875% Senior Subordinated Notes due 2020 issued by the Company pursuant to the Indenture (including the exchange notes offered for exchange hereby, the $350,000,000 of old notes and any additional notes that the Company may issue from time to time under the Indenture).

The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as Holders of the Notes. Copies of the Indenture and the Registration Rights Agreement are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture and the Registration Rights Agreement.

The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The Notes:

•                  will be general unsecured obligations of the Company;

•                  will be subordinated in right of payment to all existing and future Senior Debt of the Company, including the Company’s 7.75% Senior Notes due 2019 and amounts outstanding under its Bank Credit Facility;

•                  will be pari passu in right of payment with any future senior subordinated Indebtedness of the Company;

•                  will be senior in right of payment to any future Indebtedness of the Company that is specifically subordinated to the Notes; and

•                  will be fully and unconditionally guaranteed by the Guarantors.

The Note Guarantees

The Notes will be guaranteed by each of the Company’s existing and, subject to any applicable restrictions thereon under any Gaming Laws or by any Gaming Authority, future Significant Restricted Subsidiaries, which are initially all of the Subsidiaries of the Company except Unrestricted Subsidiaries.

Each Note Guarantee of the Notes:

•                  will be a general unsecured obligation of the Guarantor;

•                  will be subordinated in right of payment to all existing and future unsecured Senior Debt of the Guarantor, including the Company’s 7.75% Senior Notes due 2019 and amounts outstanding under its Bank Credit Facility;

•                  will be pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor; and

•                  will be senior in right of payment to any future Indebtedness of the Guarantor that is specifically subordinated to the Note Guarantee.

As of July 29, 2012, the Company and the Guarantors had total Senior Debt of approximately $1.1 billion. As indicated above and as discussed in detail below under the caption “—Subordination,” payments on the Notes and under these Note Guarantees will be subordinated to the payment of Senior Debt. The Indenture permits us and the Guarantors to incur additional Senior Debt.

Not all of our Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and other obligations, including trade payables, before they will be able to distribute any of their assets to us. For the quarterly period ended July 29, 2012, our non-guarantor Subsidiaries accounted for less than one percent of our consolidated revenues, and, as of such date, our non-guarantor Subsidiaries had total consolidated assets of $79.1 million and had total consolidated liabilities of $54.2 million outstanding, including $0.6 million of Indebtedness. See note 13 to our consolidated financial statements in our Form 10-Q for the quarterly period ended July 29, 2012, which is incorporated herein by reference, for more detail about the division of our consolidated revenues and assets between our guarantor and non-guarantor Subsidiaries.

As of the date of the Indenture, all of our Subsidiaries will be Restricted Subsidiaries, except for the Subsidiaries listed as Unrestricted Subsidiaries in the definition thereof. However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as Unrestricted Subsidiaries. In addition, our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries, as well as Restricted Subsidiaries that are not Significant Restricted Subsidiaries, will not guarantee the Notes.

Principal, Maturity and Interest

The Notes will be unsecured senior subordinated obligations of the Company. The Company issued $350,000,000 in aggregate principal amount of old notes on August 7, 2012. Exchange notes in a like principal amount will be issued in exchange for all old notes properly tendered and not withdrawn in the exchange offer. The Company may issue additional Notes under the Indenture from time to time after this exchange offer. Any issuance of additional Notes is subject to all of the covenants in the Indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Notes will mature on June 15, 2020.

Interest on the Notes will accrue at the rate of 8.875% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2012. Interest on overdue principal and interest and Special Interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the Notes. The Company will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.

Each exchange note will bear interest from August 7, 2012. The holders of old notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those old notes from August 7, 2012 to the date of issuance of the exchange notes. Interest on the old notes accepted for exchange will cease to accrue upon issuance of the exchange notes. Consequently, if you exchange your old notes for exchange notes, you will receive the same interest payment on December 15, 2012 that you would have received if you had not accepted this exchange offer. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder of Notes has given wire transfer instructions to the Company, the Company will pay all principal of, premium on, if any, interest and Special Interest, if any, on, that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the noteholders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any Note selected for redemption. Also, the Company will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Note Guarantees

The Notes will be fully and unconditionally guaranteed on an unsecured senior subordinated basis by each of the Company’s existing and, subject to any applicable restrictions thereon under any Gaming Laws or by any Gaming Authority, future Significant Restricted Subsidiaries. Each Note Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor, and the Note Guarantees will be joint and several Obligations of the Guarantors. The Obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Old Notes and the Exchange Notes—The guarantees may be unenforceable due to fraudulent conveyance statutes.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)                                 immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)                                 either:

(a)                                 the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the Obligations of that Guarantor under its Note Guarantee, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b)                                 the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

The Note Guarantee of a Guarantor will be released:

(1)                                 in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition is in compliance with the first paragraph of the covenant described below under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(2)                                 in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition is in compliance with the first paragraph of the covenant described below under the caption “Repurchase at the Option of Holders—Asset Sales;”

(3)                                 if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4)                                 if the Guarantor is no longer a Significant Restricted Subsidiary; or

(5)                                 upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales” and “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

Subordination

The payment of principal of, premium on, if any, interest and Special Interest, if any, on, the Notes will be subordinated to the prior payment in full of all Senior Debt of the Company, including Senior Debt created, incurred, assumed or guaranteed after the date of the Indenture.

The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under “—Legal Defeasance and Covenant Defeasance”), in the event of any distribution to creditors of the Company:

(1)                                 in a liquidation or dissolution of the Company;

(2)                                 in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

(3)                                 in an assignment for the benefit of creditors; or

(4)                                 in any marshaling of the Company’s assets and liabilities.

The Company also may not make any payment or distribution to the trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the trustee or any Holder any Notes for cash or property (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under “—Legal Defeasance and Covenant Defeasance”) if:

(1)                                 a payment default on Designated Senior Debt occurs and is continuing; or

(2)                                 any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company or the holders of any Designated Senior Debt,

The Company may and will resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

(1)                                 in the case of a payment default, upon the date on which such default is cured or waived; and

(2)                                 in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if the Indenture otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition. The Period during which the Company is prohibited from making payments or distributions in respect of the Notes or acquiring any Notes as described in this paragraph is referred to as the “Payment Blockage Period.”

Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary,

(1)                                 in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the Payment Blockage Notice initiating such Payment Blockage Period,

(2)                                 there shall be a period of at least 186 consecutive days in each 365-day period when no Payment Blockage Period is in effect, and

(3)                                 not more than one Payment Blockage Period with respect to the Notes may be commenced within any period of 365 consecutive days.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

If the trustee or any Holder of the Notes receives any payment of any Obligations with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under “—Legal Defeasance and Covenant Defeasance”) when:

(1)                                 the payment is prohibited by these subordination provisions; and

(2)                                 the trustee or the Holder has actual knowledge that the payment is or was prohibited,

the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the Holders of Senior Debt. Upon the proper written request of the Holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the Holders of Senior Debt or their proper representative.

The Company must promptly notify Holders of Senior Debt if payment on the Notes is accelerated because of an Event of Default.

The Note Guarantees will be subject to the same subordination provisions described above with respect the Senior Debt of the Guarantors.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to the Company or its property, Holders of Notes may recover less ratably than creditors of the Company who are Holders of Senior Debt. As a result of the obligation to deliver amounts received in trust to holders of Senior Debt, Holders of Notes may recover less ratably than trade creditors of the Company. See “Risk Factors—Your right to receive payments on the notes or under the guarantees is junior to all of our and the subsidiary guarantors’ senior debt and effectively junior to all debt and other liabilities of our non-guarantor subsidiaries.”

Optional Redemption

At any time prior to June 15, 2015, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 108.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by the Company; provided that:

(1)                                 at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time prior to June 15, 2016, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to June 15, 2016.

On or after June 15, 2016, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	104.438%
2017	102.219%
2018 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

Except as described below under “—Gaming Redemption” and “—Repurchase at the Option of Holders,” the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Gaming Redemption

Notwithstanding any other provision hereof, if any Gaming Authority requires that a Holder or Beneficial Owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or Beneficial Owner (1) fails to apply for a license, qualification or a finding of suitability within 30 days after being required to do so (or such lesser period as required by the Gaming Authority) by the Gaming Authority or by the Company pursuant to an order of the Gaming Authority, or (2) if such Holder or such Beneficial Owner is not so licensed, qualified or found suitable, the Company will have the right, at its option:

(1)                                 to require such Holder or Beneficial Owner to dispose of such Holder’s or Beneficial Owner’s Notes within 30 days of receipt of such notice or such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority; or

(2)                                 to redeem the Notes of such Holder or Beneficial Owner at a redemption price equal to the lesser of:

(a)                                 the principal amount thereof, and

(b)                                 the price at which such Holder or Beneficial Owner acquired the new Notes,

together with, in either case, accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability, if any, by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority.

The Company shall notify the trustee in writing of any such redemption as soon as practicable. The Holder or Beneficial Owner of Notes applying for a license, qualification or a finding of suitability is obligated to pay all costs of the licensure or investigation for such qualification or finding of suitability.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of

Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to a Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of the Indenture relating to a Change of Control Offer by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                 no Default or Event of Default has occurred and is continuing or would occur at the time of or after giving pro forma effect to such Asset Sale;

(2)                                 the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(3)                                 at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)                                 any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

(b)                                 any securities, notes or other Obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents with 180 days after consummation of such Asset Sale, to the extent of the cash and Cash Equivalents received in that conversion; and

(c)                                  any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) must apply such Net Proceeds:

(1)                                 to prepay, repay, redeem or purchase (and reduce the commitments under) any Senior Debt, including Indebtedness under the Bank Credit Facility, and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto;

(2)                                 to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3)                                 to make a capital expenditure; and/or

(4)                                 to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided, however, that if the Company or any Restricted Subsidiary contractually commits within such 360-day period to apply such Net Proceeds within 180 days of such contractual commitment in accordance with clause (2), (3) or (4) above, and such Net Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for application of Net Proceeds set forth in this paragraph shall be considered satisfied.

Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within five days thereof, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Events of Loss

Within 360 days after the receipt of any Net Proceeds from an Event of Loss, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)                                 to prepay, repay, redeem or purchase (and reduce the commitments under) any Senior Debt, including Indebtedness under the Bank Credit Facility, and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto;

(2)                                 to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3)                                 to make a capital expenditure; and/or

(4)                                 to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided, however, that if the Company or any Restricted Subsidiary contractually commits within such 360-day period to apply such Net Proceeds within 180 days of such contractual commitment in accordance with clause (2), (3) or (4) above, and such Net Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for application of Net Proceeds set forth in this paragraph shall be considered satisfied.

Any Net Proceeds from an Event of Loss that are not applied or invested as provided in the first paragraph of this covenant will constitute “Excess Loss Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $20.0 million, within five days thereof, the Company will make an offer (an “Event of Loss Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Company may use those Excess Loss Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Event of Loss Offer exceeds the amount of Excess Loss Proceeds, the trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer, an Asset Sale Offer or an Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control, Asset Sale or Event of Loss provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control, Asset Sale or Event of Loss provisions of the Indenture by virtue of such compliance.

The agreements governing the Company’s outstanding Senior Debt contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the Notes. The exercise by the Holders of Notes of their right to require the Company to repurchase the Notes upon a Change of Control, an Asset Sale or an Event of Loss could cause a default under these other agreements, even if the Change of Control, Asset Sale or Event of Loss itself does not, due to the financial effect of such repurchases on the Company. In the event a Change of Control, Asset Sale or Event of Loss occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay those borrowings, the Company will remain prohibited from purchasing Notes. In that case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which could, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of Notes issued in global form as discussed under “—Book-Entry, Delivery and Form,” based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2)                                 purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(3)                                 make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Company or any Guarantor (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)                                 make any Restricted Investment,

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(a)                                 no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b)                                 the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(c)                                  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (4), (6), (7), (8) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

(1)                                 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing immediately prior to the date of the Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)                                 100% of the aggregate net cash proceeds received by the Company from any Person (other than from a Subsidiary of the Company) since the beginning of the fiscal quarter commencing immediately prior to the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of the Company or the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company’s balance sheet upon the conversion or exchange after the date of the Indenture of such Indebtedness into or for Qualifying Equity Interests of the Company; plus

(3)                                 the amount equal to the net reduction in Investments that were treated as Restricted Investments subsequent to the date of the Indenture resulting from:

(a)                                 the sale or liquidation of such Investment, the payment of dividends or interest, repayments of principal loans or advances or other distributions or transfers of assets to the Company or any of its Restricted Subsidiaries or the termination, cancellation, satisfaction or reduction (other than by means of payments by the Company or any of its Restricted Subsidiaries) of obligations of other Persons which have been Guaranteed by the Company or any of its Restricted Subsidiaries;

(b)                                 the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries;

(c)                                  a Person in which the Company or any Restricted Subsidiary had made a Restricted Investment becomes a Restricted Subsidiary,

in each case such net reduction in Investments being:

(x)                                 valued as provided in the last paragraph of this covenant,

(y)                                 an amount not to exceed the aggregate amount of Investments previously made by the Company or any of its Restricted Subsidiaries which were treated as a Restricted Payment when made, and

(z)                                  included in this clause (3) only to the extent not included in the Consolidated Net Income of the Company; plus

(4)                                 to the extent not included in the Consolidated Net Income of the Company, and after the entire amount of the Restricted Investment in any Unrestricted Subsidiary or any other Investment has been returned, received or reduced pursuant to the immediately preceding clause (3), 50% of the amount of dividends, distributions and payments of principal and interest received by the

Company or any Restricted Subsidiary since the date of the Indenture from or in respect of such Unrestricted Subsidiary or such other Investment.

The preceding provisions will not prohibit:

(1)                                 the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;

(2)                                 the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the preceding paragraph;

(3)                                 so long as no Default or Event of Default has occurred and is continuing, the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4)                                 the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Guarantor in exchange for, or with the net cash proceeds from a substantially concurrent incurrence of, subordinated Permitted Refinancing Indebtedness;

(5)                                 so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period with unused amounts in any twelve- month period permitted to be carried forward to the next succeeding twelve-month period until used;

(6)                                 the payment of any amounts in respect of Equity Interests by any Restricted Subsidiary organized as a partnership or a limited liability company or other pass-through entity:

(a)                                 to the extent of capital contributions made to such Restricted Subsidiary (other than capital contributions made to such Restricted Subsidiary by the Company or any Restricted Subsidiary),

(b)                                 to the extent required by applicable law, or

(c)                                  to the extent necessary for holders thereof to pay taxes with respect to the net income of such Restricted Subsidiary, the payment of which amounts under this clause (c) is required by the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document;

provided that, except in the case of clauses (b) and (c), no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom, and provided further that, except in the case of clause (b) and (c), such distributions are made pro rata in accordance with the respective Equity Interests contemporaneously with the distributions paid to the Company or a Restricted Subsidiary or their Affiliates holding an interest in such Equity Interests;

(7)                                 the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants or the repurchase of Equity Interests upon the vesting of restricted stock, restricted stock units or performance share units to the extent necessary to satisfy tax withholding obligations attributable to such vesting;

(8)                                 so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the date of the Indenture in accordance with the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(9)                                 so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control,” “Repurchase at the Option of Holders—Asset Sales” or “Repurchase at the Option of Holders—Events of Loss;” provided that all Notes tendered by Holders in connection with a Change of Control Offer, an Asset Sale Offer or an Event of Loss Offer, as applicable, have been repurchased, redeemed or acquired for value;

(10)                          payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(11)                          the redemption, repurchase or repayment of any Capital Stock or Indebtedness of the Company or any Restricted Subsidiary, if required by any Gaming Authority or if determined, in the good faith judgment of the Board of Directors, to be necessary to prevent the loss or to secure the grant or reinstatement of any gaming license or other right to conduct lawful gaming operations; and

(12)                          so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $100.0 million since the date of the Indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma, consolidated basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                                the incurrence by the Company and any Guarantor of additional Indebtedness pursuant to the Bank Credit Facility or other Indebtedness constituting Senior Debt; provided that the aggregate principal amount of all such Indebtedness outstanding under this clause (1) as of any date of incurrence (after giving pro forma effect to the application of the proceeds of such incurrence), including all Permitted Refinancing Indebtedness incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (1), shall not exceed the greater of (x) $825.0 million and (y) 3.5 times the Company’s Consolidated EBITDA for the period of four fiscal quarters most recently ended prior to such date for which internal financial reports are available, ended not more than 135 days prior to such date (using the pro forma calculation conventions for Consolidated EBITDA referenced in the definition of Fixed Charge Coverage Ratio), in each case, to be reduced dollar-for-dollar by the amount of the aggregate amount of all Net Proceeds of Asset Sales applied to permanently prepay or repay Indebtedness under the Bank Credit Facility or any other Indebtedness constituting Senior Debt pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” or “—Events of Loss;”

(2)                                 the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3)                                 the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of the Indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

(4)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, FF&E Financing, mortgage financings or purchase money obligations, in each case, to acquire or refinance furniture, fixtures and equipment incident to and useful in the operation of Casinos, Casino Hotels or any Casino Related Facility, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the sum of (x) the product of (i) $10.0 million and (ii) each new Casino acquired or built by the Company after the date of the Indenture, and (y) the product of (i) $7.5 million and (ii) each new Casino Hotel or Casino Related Facility acquired or built by the Company after the date of the Indenture;

(5)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (1), (2), (3), (4), (5), (11) or (13) of this paragraph;

(6)                                 the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)                                 if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b)                                 (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)                                 any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)                                 any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations entered into in the ordinary course of business and not as speculative Investments, but as hedging transactions designed to protect the Company and its Restricted Subsidiaries against fluctuations in interest rates in connection with Indebtedness otherwise permitted under the Indenture or against exchange rate risk or commodity pricing risk;

(9)                                 the guarantee by any of the Guarantors of Indebtedness of the Company or of any other Guarantor, or the guarantee by a Restricted Subsidiary of Indebtedness of the Company or any other Restricted Subsidiary, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee may only be incurred by a Guarantor and must be subordinated to, or pari passu with, as applicable, the Notes to the same extent as the Indebtedness guaranteed;

(10)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety and appeal bonds and other similar arrangements and letters of credit provided by the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including to support the Company’s and its Restricted Subsidiaries’ application for gaming licenses or such workers’ compensation claims, self-insurance obligations, bonds or guarantees) and in amounts customary in the industry in which the Company and its Restricted Subsidiaries operate; provided, however, that upon drawing of such letters of credit or the incurrence of any such Indebtedness for borrowed money, any reimbursement obligations with respect to such Indebtedness are reimbursed within 30 days following such incurrence;

(11)                          Indebtedness arising in connection with the endorsement of instruments for deposit in the ordinary course of business;

(12)                          Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or subsidiary for the purpose of financing that acquisition; provided that:

(a)                                 such Indebtedness is not reflected at the time of such incurrence or assumption on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and

(b)                                 in the case of a disposition, the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and/or that Restricted Subsidiary in connection with that disposition;

(13)                         Acquired Debt and any other Indebtedness incurred to finance a merger, consolidation or other acquisition; provided that (x) immediately after giving effect to the incurrence of such Acquired Debt and such other Indebtedness, as the case may be, on a pro forma basis as if such incurrence (and the related merger, consolidation or other acquisition) had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such merger, consolidation or other acquisition and (y)(i) in the case of Acquired Debt, has a Weighted Average Life to Maturity equal to or greater than three years and (ii) in the case of any such other Indebtedness, has a final maturity date at least 91 days after the Stated Maturity of the Notes and has a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of the Notes; and

(14)                          the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding under this clause (14), including all Permitted Refinancing Indebtedness incurred to repay, redeem, extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed the greater of (i) $40.0 million and (ii) 3.0% of Consolidated Net Tangible Assets.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness or any portion thereof meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness or any portion thereof on the date of its incurrence, and may later reclassify all or any portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture, including the Bank Credit Facility, will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)                                 the Fair Market Value of such assets at the date of determination; and

(b)                                 the amount of the Indebtedness of the other Person.

No Layering of Debt

The Company will not incur any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Company and senior in right of payment to the Notes. No Guarantor will incur any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor’s Note Guarantee. No such Indebtedness will be considered to be contractually subordinated or junior in right of payment to any Senior Debt of the Company or any Guarantor by virtue of being unsecured or by virtue of being secured on a junior priority basis.

Liens

The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)                                 make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)                                 sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 agreements governing Existing Indebtedness and the Bank Credit Facility as in effect on the date of the Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that, in the determination of the Board of Directors made in good faith (which determination shall be conclusive and binding absent manifest error), the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2)                                 the Indenture, the Notes and the Note Guarantees;

(3)                                 agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the Indenture, the Notes and the Note Guarantees as determined by the Board of Directors of the Company in good faith, which determination shall be conclusive and binding absent manifest error;

(4)                                 applicable law, rule, regulation or order, including any Gaming Law, or as otherwise required by any Gaming Authority;

(5)                                 restrictions under any agreement relating to any Person, property, assets or business acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such restriction was incurred in connection with or in contemplation of such acquisition), which restriction is not applicable to any Person, properties, assets or business other than the Person, or the property, assets or business, so acquired;

(6)                                 customary restrictions on subletting or assignment in contracts, leases and licenses entered into in the ordinary course of business;

(7)                                 any such contractual encumbrance in existence as of the Issue Date or imposed by or in connection with the incurrence of any FF&E Financing or Capitalized Lease Obligations incurred pursuant to clause (4) of the second paragraph of the covenant described under the subheading “Incurrence of Indebtedness and Issuance of Preferred Stock,” provided such encumbrance does not have the effect of restricting the payment of dividends to the Company or any Restricted Subsidiary or the payment of Indebtedness owed to the Company or any Restricted Subsidiary or reducing the amount of any such dividends or payments;

(8)                                 any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)                                 any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with the Indenture solely in respect of the assets to be sold pursuant to such contract;

(10)                          Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced as determined by the Board of Directors of the Company in good faith, which determination shall be conclusive and binding absent manifest error;

(11)                          Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(12)                          provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Board of Directors of the Company, which limitation is applicable only to the assets that are the subject of such agreements;

(13)                          restrictions on cash or other deposits or net worth imposed by customers, vendors or lessors under contracts entered into in the ordinary course of business;

(14)                          agreements in existence with respect to a Restricted Subsidiary at the time it becomes a Restricted Subsidiary, provided, however that such agreements are not entered into in anticipation or contemplation thereof;

(15)                          restrictions imposed by Indebtedness incurred under Credit Facilities; provided that, in the determination of the Board of Directors made in good faith (which determination shall be conclusive and binding absent manifest error), such restrictions are no more restrictive taken as a whole than those imposed by the Bank Credit Facility as of the date of the Indenture; and

(16)                          replacements of restrictions imposed pursuant to clauses (1) through (15) that are no more restrictive than those being replaced.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)                                 immediately after such transaction, no Default or Event of Default exists;

(4)                                 the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) have a Fixed Charge Coverage Ratio equal to or greater than the Company’s Fixed Charge Coverage Ratio immediately prior to such transaction or series of transactions; and

(5)                                 such transaction will not result in the loss or impairment of any gaming or other license necessary for the continued conduct of operations of the Company or any Restricted Subsidiary as conducted immediately prior to such transaction.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to (1) any merger or consolidation of the Company with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1)                                 the Affiliate Transaction is set forth in writing and entered into in good faith on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, or, if in the reasonable opinion of a majority of the disinterested directors of the Company, such standard is inapplicable to the subject Affiliate Transaction, then such Affiliate Transaction is fair to the Company or the relevant Restricted Subsidiary, as the case may be (or to the stockholders as a group in the case of a pro rata dividend or other distribution to stockholders permitted under the caption “—Restricted Payments”), from a financial point of view; and

(2)                                the Company delivers to the trustee:

(a)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(b)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)                                 any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)                                 transactions between or among the Company and/or its Restricted Subsidiaries;

(3)                                 management agreements (including tax management arrangements arising out of, or related to, the filing of a consolidated tax return) entered into, consistent with past practice, by the Company or any Restricted Subsidiary, on the one hand, and an Unrestricted Subsidiary or other entity, on the other hand, pursuant to which the Company or such Restricted Subsidiary controls the day-to-day gaming operations of such entity;

(4)                                 transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(5)                                 payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(6)                                 any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(7)                                 Restricted Payments that do not violate the provisions of the Indenture described above under the caption “—Restricted Payments” and any Permitted Investment;

(8)                                 reasonable and customary compensation and indemnification of directors, officers and employees; and

(9)                                 transactions pursuant to agreements existing on the date of the Indenture or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or by any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the date of the Indenture as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive and binding absent manifest error.

Business Activities

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the Indenture (other than a Subsidiary of an Unrestricted Subsidiary) that becomes a Significant Restricted Subsidiary or any Restricted Subsidiary of the Company that was not initially a Significant Restricted Subsidiary becomes a Significant Restricted Subsidiary, then that Significant Restricted Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 business days of the date on which it became a Significant Restricted Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Other than the Subsidiaries of the Company that are designated as Unrestricted Subsidiaries on the date of the Indenture as set forth in the definition of “Unrestricted Subsidiary,” any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes or cause the trustee to furnish to the Holders of Notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1)                                 all quarterly and annual financial information that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, including a Management’s Discussion and Analysis of Financial Condition and Results of Operations that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (provided that such information shall show in reasonable detail, either on the face of the financial statements or in the footnotes thereto, the financial condition and results of operations of the Company and the Guarantors separate from the financial condition and results of operations of the Subsidiaries of the Company that are not Guarantors with such reasonable detail as required by the SEC or as would be required by the SEC if the Company was subject to the periodic reporting requirements of the Exchange Act) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

In addition, the Company will file a copy of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. The Company will at all times comply with Section 314(a) of the Trust Indenture Act.

The Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the trustee and the Holders of the Notes if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest and Special Interest, if any, on the Notes whether or not prohibited by the subordination provisions of the Indenture;

(2)                                 default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes whether or not prohibited by the subordination provisions of the Indenture;

(3)                                 failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to the Company by the trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” “—Repurchase at the Option of Holders—Events of Loss,” and “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)                                 failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture;

(5)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a)                                 is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness after the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its express maturity; and

in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more;

(6)                                 failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction in an uninsured aggregate amount in excess of $35.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days;

(7)                                 except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(8)                                 the revocation, termination, suspension or cessation to be effective of any gaming license or other right to conduct lawful gaming operations at one or more Casinos of the Company or any Restricted Subsidiary which shall continue for more than 90 consecutive days and which Casinos, taken together, contribute more than 5% of the Company’s Consolidated EBITDA; provided that the voluntary relinquishment of any such gaming license or right will not constitute an Event of Default if, in the reasonable opinion of the Company (as evidenced by an officers’ certificate) such relinquishment (a) is in the best interest of the Company and its Subsidiaries, taken as a whole, (b) does not adversely affect the Holders of the Notes in any material respect and (c) is not reasonably expected to have, nor are the reasons therefor reasonably expected to have, any material adverse effect on the effectiveness of any gaming license or similar right, or any right to renewal thereof, or on the prospective receipt of any such license or right, in each case, in any jurisdiction in which the Company or any of its Subsidiaries is located or operates; and

(9)                                 certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided that so long as any Designated Senior Debt is outstanding, such acceleration shall not be effective until the earlier of (i) five business days following the delivery of notice of acceleration to the holders of such Designated Senior Debt (or in the case of the Bank Credit Facility, the administrative agent thereunder) and (ii) the acceleration of any Designated Senior Debt.

Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, interest and Special Interest, if any.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense.

Except to enforce the right to receive payment of principal, premium, if any, interest or Special Interest, if any, when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)                                 such Holder has previously given the trustee written notice that an Event of Default is continuing;

(2)                                 Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the trustee to pursue the remedy;

(3)                                 such Holder or Holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

(4)                                 the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                 during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the trustee a direction inconsistent with such request.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the Notes.

Notwithstanding any other provision of the Indenture, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described above under the heading “—Certain Covenants—Reports,” and for any failure to comply with the requirements of Section 314(a) of the Trust Indenture Act, will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Special Interest on the principal amount of the Notes at a rate equal to 0.50% per annum. The Special Interest will be payable in the same manner and subject to the same terms as other interest payable under the Indenture. The Special Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations described above under the heading “—Certain Covenants—Reports” or Section 314(a) of the Trust Indenture Act first occurs to but excluding the 365th day thereafter (or such earlier date on which the Event of Default relating to such reporting obligations is cured or waived). If the Event of Default resulting from such failure to comply with the reporting obligations is continuing on such 365th day, such Special Interest will cease to accrue and the Notes will be subject to the other remedies provided under the heading “—Events of Default and Remedies.”

The Company is required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, interest or Special Interest, if any, on, such Notes when such payments are due from the trust referred to below;

(2)                                 the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)                                the rights, powers, trusts, duties and immunities of the trustee under the Indenture, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)                                 the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers, Asset Sale Offers and Event of Loss Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the Notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)                                 the Company must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, interest and Special Interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)                                 the Company must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)                                the Company must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Special Interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except those provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)                                 reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)                                 waive a Default or Event of Default in the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any Note payable in money other than that stated in the Notes;

(6)                                 make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, interest or Special Interest, if any, on, the Notes;

(7)                                 waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)                                 release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(9)                                 make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of Notes then outstanding.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the trustee may amend or supplement the Indenture, the Notes or the Note Guarantees:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any Holder;

(5)                                 to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)                                 to conform the text of the Indenture, the Notes, the Note Guarantees to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees, which intent may be evidenced by an officers’ certificate to that effect;

(7)                                 to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture;

(8)                                 to comply with requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities; or

(9)                                 to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)                                 either:

(a)                                 all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

(b)                                 all Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the trustee for cancellation for principal of, premium on, if any, interest and Special Interest, if any, on, the Notes to the date of maturity or redemption;

(2)                                 in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)                                 the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4)                                 the Company has delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of the Company or any Guarantor, the Indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture and the Registration Rights Agreement without charge by writing to Isle of Capri Casinos, Inc., 600 Emerson Road, Suite 300, St. Louis, Missouri 63141, Attention:

Chief Legal Officer, Phone: (314) 813-9200. A copy of the Indenture and the Registration Rights Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Book-Entry, Delivery and Form

Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Exchange notes will be issued promptly after the expiration time of this exchange offer.

Exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may Beneficially Own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1)                                 upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2)                                 ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Investors in the Global Notes may also hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants. Investors may also hold interests in the Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./ N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, premium on, if any, interest and Special Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

(1)                                 any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)                                any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the Beneficial Owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the Beneficial Owners of the Notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross- market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross- market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)                                 DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

(2)                                the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)                                 there has occurred and is continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend, unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the Global Notes, including principal, premium, if any, interest and Special Interest, if any, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, premium, if any, interest and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Registration Rights; Special Interest

The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as Holders of these Notes. See “—Additional Information.”

The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on August 7, 2012. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the SEC the

Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) on the appropriate form under the Securities Act with respect to the Exchange Notes (as defined in the Registration Rights Agreement). Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors will offer to the Holders of Entitled Securities pursuant to the Registered Exchange Offer (as defined in the Registration Rights Agreement) who are able to make certain representations the opportunity to exchange their Entitled Securities for Exchange Notes.

If:

(1)                                 the Company and the Guarantors are not

(a)                                 required to file the Exchange Offer Registration Statement; or

(b)                                 permitted to consummate the Registered Exchange Offer because the Registered Exchange Offer is not permitted by applicable law or SEC policy;

(2)                                 any Initial Purchaser requests with respect to the Entitled Securities (or Private Exchange Securities, as defined in the Registration Rights Agreement) not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer; or

(3)                                 any Holder of Entitled Securities notifies the Company prior to the 20th business day following consummation of the Exchange Offer that:

(a)                                 it is prohibited by law or SEC policy from participating in the Registered Exchange Offer;

(b)                                 it may not resell the Exchange Notes acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c)                                  it is a broker-dealer and owns Notes acquired directly from the Company or an Affiliate of the Company,

the Company and the Guarantors will file with the SEC a Shelf Registration Statement (as defined in the Registration Rights Agreement) to cover resales of the Notes by the Holders of the Notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

For purposes of the preceding, “Entitled Securities” means each Note until the earliest to occur of:

(1)                                 the date on which such note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Registered Exchange Offer;

(2)                                 following the exchange by a broker-dealer in the Registered Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3)                                 the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

(4)                                 the date on which such note is actually sold pursuant to Rule 144 under the Securities Act.

The Registration Rights Agreement provides that:

(1)                                 the Company and the Guarantors will file an Exchange Offer Registration Statement with the SEC on or prior to 180 days after the closing of the offering of the old notes;

(2)                                 the Company and the Guarantors will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 240 days after the closing of the offering of the old notes;

(3)                                 unless the Registered Exchange Offer would not be permitted by applicable law or SEC policy, the Company and the Guarantors will:

(a)                                 commence the Registered Exchange Offer; and

(b)                                 use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by applicable securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, Exchange Notes in exchange for all notes tendered prior thereto in the Registered Exchange Offer; and

(4)                                 if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 120 days after such obligation arises.

If:

(1)                                 the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing;

(2)                                 any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);

(3)                                 the Company and the Guarantors fail to consummate the Registered Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(4)                                 the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Entitled Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the Company and the Guarantors will pay Special Interest to each holder of Entitled Securities until all Registration Defaults have been cured.

With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Special Interest will be paid in an amount equal to 0.25% per annum of the principal amount of Entitled Securities outstanding. The amount of the Special Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of 1.0% per annum of the principal amount of the Entitled Securities outstanding.

All accrued Special Interest will be paid by the Company and the Guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Registered Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Special Interest set forth above. By acquiring Entitled Securities, a Holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Airplane” means the Citation 5 airplane owned by the Company as of the date of the Indenture.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)                                 1.0% of the principal amount of the Note; or (2) the excess of:

(a)                                 the present value at such redemption date of (i) the redemption price of the Note at June 15, 2016 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Note through June 15, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the principal amount of the Note.

“Assets Held for Sale or Development” means:

(1)                                 the Airplane;

(2)                                 the Real Estate Options; and

(3)                                 the Cripple Creek Land.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)                                 the issuance of Equity Interests by any of the Restricted Subsidiaries or the sale by the Company or any of the Restricted Subsidiaries of Equity Interests in any of the Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)                                 any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

(2)                                 a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)                                 an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)                                 the sale, lease or other transfer of products, services, accounts receivable or current assets, as defined in accordance with GAAP in the ordinary course of business and any sale, abandonment or other disposition of damaged, worn-out or obsolete assets, including intellectual property, that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole or property replaced with similar property or similar utility in the ordinary course of business;

(5)                                 licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(6)                                 any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)                                 the granting of Liens not prohibited by the covenant described above under the caption “—Certain Covenants—Liens;”

(8)                                 the sale or other disposition of Assets Held for Sale or Development;

(9)                                 the sale or other disposition of any Excess Land;

(10)                          the sale or other disposition of cash or Cash Equivalents;

(11)                          a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(12)                          the disposition of receivables in connection with the compromise, settlement or collection thereof;

(13)                          leases (as lessor or sublessor) of real or personal property and guaranties of any such lease in the ordinary course of business; and

(14)                          any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business.

“Bank Credit Facility” means that certain Amended and Restated Credit Agreement, dated as of March 25, 2011, by and among the Company, the lenders named therein and Wells Fargo Bank National Association, as administrative agent, issuing bank and swing line lender, providing for revolving credit and term loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (including increasing the amount of available borrowings thereunder and whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                 with respect to a partnership, the board of directors of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)                                 United States dollars;

(2)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than twelve months from the date of acquisition;

(3)                                 certificates of deposit and Eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Bank Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(4)                                 repurchase obligations with a term of not more than 365 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within twelve months after the date of acquisition; and

(6)                                 money market funds and mutual funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Casino” means a gaming establishment owned by the Company or a Restricted Subsidiary and containing at least 400 slot machines and 10,000 square feet of space dedicated to the operation of games of chance.

“Casino Hotel” means any hotel or similar hospitality facility with at least 100 rooms owned by the Company or a Restricted Subsidiary and serving a Casino.

“Casino Related Facility” means any building, restaurant, theater, amusement park or other entertainment facility, parking or recreational vehicle facilities or retail shops located at or adjacent to, and directly ancillary to, a Casino and used or to be used in connection with such Casino other than a Casino Hotel.

“Change of Control” means an event or series of events by which:

(1)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Permitted Equity Holders) is or becomes the Beneficial Owner, directly or indirectly, of securities representing more than 50% of the combined voting power of the Company’s outstanding Voting Stock, but excluding in each case from the percentage of voting power held by any group, the voting power of shares owned by the Permitted Equity Holders who are deemed to be members of the group provided that (i) such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such group and (ii) at such time the Permitted Equity Holders together shall fail to Beneficially Own, directly or indirectly, securities representing at least the same percentage of voting power of such Voting Stock as the percentage Beneficially Owned by such person or group; or

(2)                                 during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new or replacement directors whose election by the Board of Directors of the Company, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

(3)                                 the Company consolidates with or merges with or into any Person or sells, leases, transfers, conveys or otherwise disposes of, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property (other than any such transaction where the outstanding Voting Stock of the Company is (a) changed only to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or (b) is exchanged for (i) Voting Stock of the surviving corporation which is not Disqualified Stock or (ii) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described above under the caption “—Certain Covenants—Restricted Payments” (and such amount shall be treated as a Restricted Payment) and no person or group, other than Permitted Equity Holders (including any Permitted Equity Holders who are part of a group where such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such group), owns immediately after such transaction, directly or indirectly, more than 50% of the combined voting power of the outstanding Voting Stock of the surviving corporation); or

(4)                                 the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

“Change of Control Offer” has the meaning assigned to that term in the Indenture governing the Notes.

“Completion Guarantee and Keep-Well Agreement” means:

(1)                                 the guarantee by the Company or a Guarantor of the completion of the development, construction and opening of a new Casino, Casino Hotel or Casino Related Facility by one or more Unrestricted Subsidiaries of the Company;

(2)                                 any Indebtedness of an Unrestricted Subsidiary guaranteed by the Company or any Guarantor pursuant to a Completion Guarantee and Keep-Well Agreement, prior to the time the Company or such Guarantor makes any principal, interest or comparable debt service payment with respect to such guaranteed Indebtedness;

(3)                                 the agreement by the Company or a Guarantor to advance funds, property or services on behalf of one or more Unrestricted Subsidiaries of the Company in order to maintain the financial condition of such Unrestricted Subsidiary in connection with the development, construction, opening and operation of a new Casino, Casino Hotel or Casino Related Facility by such Unrestricted Subsidiary; or

(4)                                 any agreement, guarantee or Indebtedness of similar nature and effect entered into in the ordinary course of business and consistent with past practice,

provided that such agreement, guarantee or Indebtedness is entered into or incurred, as the case may be, in connection with obtaining financing for such Casino, Casino Hotel or Casino Related Facility or is required by a Gaming Authority.

“Completion Guarantee/Keep-Well Indebtedness” of the Company or any Guarantor means (i) any Indebtedness incurred for money borrowed by the Company or any Guarantor in connection with the performance of any Completion Guarantee and Keep-Well Agreement or (ii) any Indebtedness of one or more Unrestricted Subsidiaries of the Company that is guaranteed by the Company or a Guarantor pursuant to a Completion Guarantee and Keep-Well Agreement, in the case of guaranteed Indebtedness under this clause (ii), on and after the time the Company or such Guarantor makes any principal, interest or comparable debt service payment with respect to such guaranteed Indebtedness.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)                                 an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such loss was deducted in computing such Consolidated Net Income; plus

(2)                                 provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (including franchise taxes imposed in lieu of or as additional income tax), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)                                 the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)                                 the Transaction Costs for such period, to the extent that such Transaction Costs were deducted in computing such Consolidated Net Income; plus

(5)                                 any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(6)                                 depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (including non-cash expenses associated with the granting of stock options or other equity compensation, but excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(7)                                 pre-opening expenses; plus

(8)                                 any prepayment premiums associated with the prepayment of the Notes,

in each case, on a consolidated basis for the Company and its Restricted Subsidiaries and determined in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that there shall be excluded (i) the net income (loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Company or any of its Restricted Subsidiaries, (ii) the net income of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (iii) the net income (loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of management fees and dividends or other distributions actually paid to the Company or a Restricted Subsidiary during such period (other than any such dividends or distributions made for the purposes of paying any taxes arising from any equity ownership interests in such Persons) and (iv) items classified as extraordinary or any non-cash item classified as non-recurring (other than the tax benefit of the utilization of net operating loss carry forwards or alternative minimum tax credits).

“Consolidated Net Tangible Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Restricted Subsidiaries is available, minus total goodwill and other intangible assets of such Person and its Restricted Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Bank Credit Facility) or commercial paper facilities or indentures, in each case, with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, or issuances of debt securities, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Cripple Creek Land” means the real estate owned or leased by the Company in Cripple Creek, Colorado.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Senior Debt” means:

(1)                                 any Indebtedness outstanding under the Bank Credit Facility; and

(2)                                 after payment in full of all Obligations under the Bank Credit Facility, any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as “Designated Senior Debt.”

“Development Services” means, with respect to any Qualified Facility, the provision (through retained professionals or otherwise) of development, design or construction services with respect to such Qualified Facility.

“Disqualified Stock” means, with respect to any Person, any Capital Stock or other similar ownership or profit interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company).

“Event of Loss” means with respect to any property or asset (tangible or intangible, real or personal) that has a Fair Market Value of $20.0 million or more, any of the following:

(1)                                 any loss, destruction or damage of such property or asset;

(2)                                 any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain or navigational servitude; or

(3)                                 any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset.

“Excess Land” means (i) the approximately three acres in the aggregate of real property owned in fee by the Company or its Restricted Subsidiaries as of the date of the Indenture, located north of U.S. 90 in Biloxi, Mississippi and (ii) the approximately 150 acres of real property owned in fee by the Company or its Restricted Subsidiaries as of the date of the Indenture adjacent to the Company’s Casino and Casino Related Facility in Pompano Beach, Florida.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Bank Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in the Indenture).

“FF&E” means furniture, fixtures and equipment used in the ordinary course of business in the operation of a Permitted Business.

“FF&E Financing” means Indebtedness, the proceeds of which will be used solely to finance or refinance the acquisition or lease by the Company or a Restricted Subsidiary of FF&E.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)                                 any Asset Sale or Event of Loss occurring during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(3)                                 any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(4)                                 any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(5)                                 if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon (excluding any Completion Guarantee and Keep-Well Agreement, but including any interest expense or interest component of any comparable debt service payments with respect to any Completion Guarantee/Keep-Well Indebtedness to the extent such Completion Guarantee/Keep-Well Indebtedness is actually being serviced by such Person or any Restricted Subsidiary of such Person); plus

(4)                                 the interest portion of any deferred payment obligation; plus

(5)                                 an amount equal to 1/3 of the base rental expense (i.e., not any rent expense paid as a percentage of revenues) attributable to such Person and its Restricted Subsidiaries; plus

(6)                                 the amount of dividends payable by such Person and its Restricted Subsidiaries in respect of Disqualified Stock (other than such dividends payable to such Restricted Subsidiaries).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or any foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed, or operated by the Company or any of its Subsidiaries.

“Gaming Laws” means all applicable provisions of all:

(1)                                constitutions, treaties, statutes or laws governing gaming operations (including without limitation card club casinos and pari-mutuel race tracks) and rules, regulations and ordinances of any Gaming Authority;

(2)                                 governmental approvals, licenses, permits, registrations, qualifications or findings of suitability relating to any gaming business, operation or enterprise; and

(3)                                 orders, decisions, judgments, awards and decrees of any Gaming Authority.

“Government Securities” means securities that are marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency or instrumentality thereof for the timely payment of which its full faith and credit are pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the Indenture, and its respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)                                 other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)                                 other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 in respect of banker’s acceptances;

(4)                                 representing Capital Lease Obligations and the balance of the deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable and other than obligations relating to an operating lease of hotel rooms or similar lodging facilities entered into for the principal purpose of providing lodging at or near the site of a Casino, which facilities are reasonably expected to be beneficial to the Company’s operating results;

(5)                                 representing any Hedging Obligations; and

(6)                                 representing the maximum fixed redemption or repurchase price of Disqualified Stock of such Person,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person, provided that, so long as such Indebtedness is Non-Recourse Debt as to the specified Person (other than to the assets securing such Indebtedness), the amount of such Indebtedness shall be equal to the lesser of (i) the amount of such Indebtedness or (ii) the Fair Market Value of the assets securing such Indebtedness on the date of determination and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

Notwithstanding the foregoing, (i) a Completion Guarantee and Keep-Well Agreement shall not constitute Indebtedness, and (ii) Completion Guarantee/Keep-Well Agreement Indebtedness shall constitute Indebtedness.

“Indenture” means the indenture governing the Notes dated as of the date the Notes are originally issued, as amended or supplemented from time to time.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., U.S. Bancorp Investments, Inc. and Capital One Southcoast, Inc.

“Investments” means, with respect to any Person, (1) all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), (2) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, (3) the making by such Person or any Subsidiary of such Person of any payment pursuant to any Completion Guarantee and Keep-Well Agreement (but not the entering into any Completion Guarantee and Keep-Well Agreement) or in respect of any Completion Guarantee/Keep-Well Indebtedness and (4) all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or other), pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Loss Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Event of Loss (including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment), net of:

(1)                                 the direct costs in recovery of such Net Loss Proceeds, including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof;

(2)                                amounts required to be applied to the repayment of Indebtedness, other than intercompany Indebtedness, secured by a Lien on the asset or assets that were the subject of such Event of Loss;

(3)                                 any taxes paid or payable as a result of the receipt of such cash proceeds, in each case taking into account any available tax credits or deductions and any tax sharing arrangements; and

(4)                                 any reserve against any liabilities or indemnification obligation associated with such Event of Loss established in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)                                 the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale;

(2)                                 amounts required to be applied to the repayment of Indebtedness, other than intercompany Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(3)                                 taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; and

(4)                                 any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)                                 as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)                                 as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

The foregoing notwithstanding, if the Company or a Restricted Subsidiary (x) makes a loan to an Unrestricted Subsidiary that is permitted under the covenant described under the caption “—Certain covenants—Restricted Payments” or is a Permitted Investment and is otherwise permitted to be incurred under the Indenture or (y) executes a Completion Guarantee and Keep-Well Agreement for the benefit of an Unrestricted Subsidiary for the purpose of developing, constructing, opening and operating a new Casino, Casino Hotel or Casino Related Facility or Completion Guarantee/Keep-Well Indebtedness, such actions referred to in the foregoing clauses (x) and (y) shall not prevent the Indebtedness of an Unrestricted Subsidiary to which such actions relate from being considered Non-Recourse Debt.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.

“Notes” means the 8.875% Senior Subordinated Notes due 2020 issued by the Company, and any additional Notes and, following the Registered Exchange Offer, any Exchange Notes issued in accordance with the Registration Rights Agreement.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means, with respect to any Person as of the date of the Indenture, any casino gaming or pari-mutuel wagering business of such Person or any business that is related to, ancillary to or supportive of, connected with or arising out of the casino gaming or pari-mutuel wagering business of such Person (including, without limitation, developing and operating lodging, dining, amusement, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto).

“Permitted Equity Holders” means the lineal descendants of Bernard Goldstein and Irene Goldstein (including adopted children and their lineal descendants) and any entity a majority of the Equity Interests of which are owned by such persons or which was established for the exclusive benefit of, or the estate of, any of the foregoing.

“Permitted Investments” means:

(1)                                 any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)                                 any Investment in Cash Equivalents;

(3)                                 any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary of the Company; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale or an Event of Loss Offer that was made pursuant to and in compliance with the covenants described above under the captions “—Repurchase at the Option of Holders—Asset Sales” and “—Repurchase at the Option of Holders—Events of Loss,” respectively;

(5)                                 any Investment made solely in exchange for, or out of or with the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided such net cash proceeds from such sale of Equity Interest are excluded from clause (c)(2) of the first paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments;”

(6)                                 any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement or other disputes;

(7)                                 Investments represented by Hedging Obligations;

(8)                                 loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $250,000 in any fiscal year of the Company and $1.0 million in the aggregate at any one time outstanding;

(9)                                 repurchases of the Notes;

(10)                          any guarantee of Indebtedness permitted to be incurred by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(11)                          any Investment existing on, or made pursuant to binding commitments existing on, the date of the Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the Indenture or (b) as otherwise permitted under the Indenture;

(12)                          Investments acquired after the date of the Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” after the date of the Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)                          Investments in Capri Insurance Corporation; and

(14)                          Qualified Equity Investments (i) in an aggregate principal amount not to exceed $65.0 million or (ii) in an aggregate principal amount greater than $65 million, provided that the following conditions are satisfied:

(a)                                 the primary purpose for which such Investment was made was to finance or otherwise facilitate the development, construction or acquisition of a facility (a “Qualified Facility”) that (A) is located in a jurisdiction in which the conduct of gaming using electronic gaming devices is permitted pursuant to applicable law and (B) conducts or, following such development, construction or acquisition, will conduct gaming utilizing electronic gaming devices or that is related to, ancillary or supportive of, connected with or arising out of such gaming business;

(b)                                 the pro forma Fixed Charge Coverage Ratio of the Company on the date of the Investment would have been greater than 2.50 to 1.00;

(c)                                  none of the Permitted Equity Holders or any Affiliate of such Persons, other than the Company or its Subsidiaries, is a direct or indirect obligor, contingently or otherwise, of any Indebtedness of such entity or a direct or indirect holder of any Capital Stock of such entity, other than through their respective ownership interests in the Company; and

(d)                                 at the time of the Investment, the Notes shall be rated at least “B2” by Moody’s Investor’s Services, Inc. and “B” by Standard & Poor’s Ratings Group or their respective successors (or, if either such entity or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company).

“Permitted Junior Securities” means:

(1)                                 Equity Interests in the Company or any Guarantor; and

(2)                                 debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under the Indenture.

“Permitted Liens” means:

(1)                                 Liens on assets of the Company or any of its Restricted Subsidiaries securing Senior Debt;

(2)                                 Liens in favor of the Company or the Guarantors;

(3)                                 Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

(4)                                 Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(5)                                 Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, unemployment insurance or other type of social security, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6)                                 Liens to secure Indebtedness (including Capital Lease Obligations and FF&E Financing) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7)                                 Liens existing on the date of the Indenture;

(8)                                 Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)                                 Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10)                          survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, navigational servitudes, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)                          Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(12)                          Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Indenture; provided, however, that:

(a)                                 the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)                                 the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including interest and premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13)                          Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(14)                          any interest or title of a lessor in property subject to any Capital Lease Obligations or an operating lease or leases or subleases granted to others not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

(15)                          Liens arising from filing of Uniform Commercial Code financing statements as a precautionary measure in connection with leases;

(16)                          bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(17)                          Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(18)                          Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)                          grants of software and other technology licenses in the ordinary course of business;

(20)                          any charter of a Vessel, provided that (a) in the good faith judgment of the Board of Directors of the Company such Vessel is not necessary for the conduct of the business of the Company or any of its Restricted Subsidiaries as conducted immediately prior thereto, (b) the terms of the charter are commercially reasonable and represent the Fair Market Value of the charter, and (c) the Person chartering the assets agrees to maintain the Vessel and evidences such agreement by delivering such an undertaking to the trustee;

(21)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22)                          Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness or obligations that do not exceed $40.0 million at any one time outstanding;

(23)                          Liens (including extensions and renewals thereof) upon real or tangible personal property acquired by any Person after the date of the Indenture; provided that

(a)                                 any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, all costs (including the cost of construction, installation or improvement) of the item of property subject thereto,

(b)                                 the principal amount of the Indebtedness secured by that Lien does not exceed 100% of that cost,

(c)                                  that Lien does not extend to or cover any other property other than that item of property and any improvements on that item, and

(d)                                 the incurrence of that Indebtedness is permitted by the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(24)                          Liens encumbering property or assets of that Person under construction arising from progress or partial payments by that Person or one of its Subsidiaries relating to that property or assets;

(25)                          Liens encumbering customary initial deposits and margin accounts, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the gaming industry; and

(26)                          Permitted Vessel Liens.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;

(3)                                 if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged constitutes Subordinated Indebtedness with respect to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)                                 such Indebtedness is incurred either by the Company, a Guarantor or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Vessel Liens” shall mean maritime Liens on ships, barges or other vessels for damages arising out of a maritime tort, wages of a stevedore, when employed directly by a person listed in 46 U.S.C. Section 31341, crew’s wages, salvage and general average, whether now existing or hereafter arising and other maritime Liens which arise by operation of law during normal operations of such ships, barges or other vessels.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Equity Investment” means an Investment by the Company or any of its Restricted Subsidiaries, in the form of either a direct Investment or the making of payments pursuant to any Completion Guarantee and Keep-Well Agreement, in any entity primarily engaged or preparing to engage in a Permitted Business; provided that the Company or any of its Restricted Subsidiaries at the time of the Investment (a) owns in the aggregate at least 35% of the outstanding Voting Stock of such entity, or (b)(i) controls the day-to-day gaming operations of such entity pursuant to a written agreement and (ii) provides or has provided Development Services with respect to the applicable Qualified Facility.

“Qualified Facility” means a facility that (a) is located in a jurisdiction in which the conduct of gaming using electronic gaming devices is permitted pursuant to applicable law and (b) conducts or will conduct a Permitted Business.

“Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Real Estate Options” means (1) all options held by the Company or its Restricted Subsidiaries, directly or indirectly, as of the date of the Indenture for an amount, in each case not exceeding $1.0 million to purchase or lease land, and (2) all options acquired by the Company, directly or indirectly, after the date of the Indenture for an amount, in each case, not exceeding $2.0 million, to purchase or lease land.

“Registration Rights Agreement” means that certain Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers, dated as of the date of the Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Senior Debt” means:

(1)                                 all Indebtedness of the Company or any Guarantor outstanding under Credit Facilities, all Hedging Obligations, all Treasury Management Arrangements and all Obligations with respect to any of the foregoing;

(2)                                 any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and

(3)                                 all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1)                                 any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor;

(2)                                 any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

(3)                                 Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under the Bank Credit Facility or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (3));

(4)                                 the portion of any Indebtedness that is incurred in violation of the indenture; provided that Indebtedness under a Credit Facility will not cease to be “Senior Debt” by virtue of this clause (4) if it was advanced on the basis of an officers’ certificate to the effect that it was permitted to be incurred under the indenture;

(5)                                 Indebtedness which, when incurred, is without recourse to the Company or the Guarantors or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of Title 11, U.S. Code; or

(6)                                Indebtedness of the type described in clause (6) of the definition of “Indebtedness”.

“Significant Restricted Subsidiary” means any Restricted Subsidiary that is (i) a guarantor of the Company’s Obligations under the Bank Credit Facility or any other Credit Facility and (ii) is not prohibited from guaranteeing the Notes under any applicable Gaming Laws or by any Gaming Authority.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Special Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means any Indebtedness that is subordinated in right of payment to the Notes or a Note Guarantee; provided, however, that no Indebtedness will be deemed to be subordinated in right of payment to the Notes or any Note Guarantee solely by virtue of being unsecured or by virtue of being secured on a junior priority basis or by virtue of not having the benefit of any guarantee.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Transaction Costs” means the fees, costs and expenses payable by the Company in connection with any Indebtedness or refinancing of Indebtedness permitted to be incurred or refinanced pursuant to the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or by Section 7.1 of the Bank Credit Facility.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2016, provided, however, that if the period from the redemption date to June 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means

(1)                                 initially the following Subsidiaries of the Company: IOC—Nevada, LLC; ASMI Management, Inc.; Capri Air, Inc.; Capri Insurance Corporation; Casino America, Inc.; IOC Mississippi, Inc.; IOC—Coahoma, Inc.; IOC—PA, L.L.C.; IOC Development Company, LLC; IOC Manufacturing, Inc.; IOC Pittsburgh, Inc.; Isle of Capri Casino Colorado, Inc; Isle of Capri of Jefferson County, Inc.; Isle of Capri of Michigan LLC; JPLA Pelican, LLC; Lady Luck Gaming Corporation and its subsidiaries; Lady Luck Gulfport, Inc.; Lady Luck Vicksburg, Inc.; Riverboat Corporation of Mississippi—Vicksburg; Pompano Park Holdings, L.L.C.; IOC—Cameron, LLC; CSNO, L.L.C.; LRGP Holdings, L.L.C.; Isle of Capri Bahamas Holdings, Inc. and Isle of Capri Bahamas, Ltd.; and

(2)                                 any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(a)                                 has no Indebtedness other than Non-Recourse Debt;

(b)                                 except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(c)                                  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(d)                                 has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries;

provided, however, that the Company or any of its Guarantors may enter into a Completion Guarantee and Keep-Well Agreement for the benefit of an Unrestricted Subsidiary, or may incur Completion Guarantee/Keep-Well Indebtedness, for the purpose of such Unrestricted Subsidiary developing, constructing, opening and operating a new Casino, Casino Hotel or Casino Related Facility, and the execution and performance (if such performance is permitted under the covenant described under the heading “—Certain Covenants—Restricted Payments”) of such Completion Guarantee and Keep-Well Agreement or Completion Guarantee/Keep-Well Indebtedness shall not prevent a Subsidiary from becoming or remaining an Unrestricted Subsidiary.

“Vessel” means any riverboat or barge, whether owned or acquired by the Company or any Restricted Subsidiary on or after the date of the Indenture, useful for gaming, administrative, entertainment or any other purpose whatsoever.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                the then outstanding principal amount of such Indebtedness.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of an exchange note acquired pursuant to the exchange offer. For purposes of this discussion, a “U.S. Holder” means a beneficial owner of an exchange note that, for U.S. federal income tax purposes, is either:

•                  a citizen or resident alien individual of the United States;

•                  a corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•                  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  a trust (i) that is subject to the primary supervision of a court within the United States and under the control of one or more “United States persons” (as defined for U.S. federal income tax purposes), or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person.”

A non-U.S. Holder means a beneficial owner of an exchange note that, for U.S. federal income tax purposes, is an individual, corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes), trust or estate that is not a U.S. Holder.

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, and administrative and judicial interpretations thereof, all as of the date of this prospectus and all of which are subject to change or differing interpretation (perhaps retroactively), and is for general information only. This summary addresses only holders who hold the exchange notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not represent a detailed description of the U.S. federal income tax consequences to holders of the exchange notes in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to holders of the exchange notes that are subject to special treatment under the U.S. federal income tax laws, including, without limitation, taxpayers subject to the alternative minimum tax, U.S. expatriates, financial institutions, partnerships or other pass-through entities, or investors in such entities, individual retirement and other tax deferred accounts, dealers and traders in securities or currencies, insurance companies, tax-exempt organizations, persons holding the exchange notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security, and U.S. Holders whose functional currency is other than the U.S. dollar. We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a U.S. or non-U.S. partnership (including for this purpose an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the exchange notes, the tax treatment of a partner generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Non-U.S. partnerships also generally are subject to special tax documentation requirements.

We have not and will not seek any rulings or opinions from the Internal Revenue Service (“IRS”) or opinions from counsel regarding the matters discussed below.  There can be no assurance that the IRS will not take positions concerning the tax consequences of the acquisition, ownership or disposition of the exchange notes that are different from those discussed below.

You should consult your own tax advisor concerning the particular U.S. federal income tax and other U.S. federal tax (such as estate and gift) consequences to you resulting from your ownership and disposition of the exchange notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

The Exchange Offer

The exchange of your old notes for exchange notes pursuant to the terms of the exchange offer should not be a taxable event for U.S. federal income tax purposes. Consequently, your initial tax basis in an exchange note should be equal to your adjusted tax basis in the old note at the time of the exchange of such old note for the exchange note.  In addition, your holding period for an exchange note should include your holding period for the old note exchanged for such exchange note.

Contingent Payments

In certain circumstances (as described in “Description of Notes—Optional Redemption” and “Description of Notes—Repurchase at the Option of Holders—Change of Control”), we may be obligated to pay you amounts in excess of the stated interest and principal payable on the exchange notes. The obligation to make such payments may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” Under applicable Treasury regulations, the possibility of such amounts being paid will not cause the exchange notes to be treated as contingent payment debt instruments if there is only a remote chance that these contingencies will occur or if such contingencies are considered to be incidental. If the exchange notes were deemed to be contingent payment debt instruments, you might, among other things, be required to treat any gain recognized on the sale or other disposition of an exchange note as ordinary income rather than as capital gain, and the timing and amount of income inclusion may be different from the consequences discussed herein. Although the matter is not free from doubt, we intend to take the position that these contingencies are remote or incidental and therefore the exchange notes are not subject to the rules governing contingent payment debt instruments. Our determination will be binding on you unless you explicitly disclose on a statement attached to your timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the exchange note that your determination is different. Assuming our position is respected, any amounts paid to a U.S. Holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described below in “—U.S. Holders—Dispositions,” and any payments of Special Interest in the event we do not comply with our obligations under the registration rights agreement should be taxable as additional ordinary income when received or accrued, in accordance with such holder’s regular method of tax accounting for U.S. federal income tax purposes. Any amounts paid to a non-U.S. Holder pursuant to any such redemption or repurchase, as applicable, would be subject to the rules described below in “—Non-U.S. Holders—Dispositions,” and any payments of Special Interest may be treated as interest subject to the rules described below in “—Non-U.S. Holders—Interest” or as other income subject to U.S. federal withholding tax. Non-U.S. Holders that are subject to U.S. federal withholding tax should consult their tax advisors as to whether they can obtain refunds for all or any portion of any amount withheld. It is possible, however, that the IRS may take a contrary position from that described above, in which case the tax consequences to you could differ materially and adversely from those described below. The remainder of this disclosure assumes that the exchange notes will not be treated as contingent payment debt instruments.

U.S. Holders

Interest.  The old notes were not issued with original issue discount for U.S. federal income tax purposes. Therefore, a U.S. Holder will have ordinary interest income equal to the amount of interest paid or accrued on an exchange note, includable in accordance with the holder’s regular method of tax accounting for U.S. federal income tax purposes.

Dispositions.  Generally, a sale, exchange (except as discussed above), redemption, retirement or other taxable disposition of an exchange note will result in capital gain or loss equal to the difference, if any, between the amount realized on the disposition (excluding amounts attributable to accrued and unpaid interest, which, as described above, will be taxed as ordinary income to the extent not previously included in gross income by the U.S. Holder) and the U.S. Holder’s adjusted tax basis in the exchange note. A U.S. Holder’s adjusted tax basis for determining gain or loss on the disposition of an exchange note generally will equal the purchase price of the old note exchanged for such exchange note, reduced by amortizable bond premium to reduce interest on the old note. Such gain or loss will be long-term capital gain or loss if the exchange note is held for more than one year as of the time of the disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced rate. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their tax advisors regarding the treatment of capital gains and losses.

Non-U.S. Holders

Interest.  The United States generally imposes a 30% withholding tax on payments of interest to non-U.S. persons. The 30% (or lower applicable treaty rate) U.S. federal withholding tax will not apply to a non-U.S. Holder in respect of any payment of interest on the exchange notes that is not effectively connected with the conduct of a U.S. trade or business provided that such non-U.S. Holder:

•                  does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the U.S. Treasury regulations;

•                  is not a controlled foreign corporation that is related to us actually or constructively through sufficient stock ownership;

•                  is not a bank whose receipt of interest on the exchange notes is described in section 881(c)(3)(A) of the Code (i.e., interest received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business); and

•                  (a) provides identifying information (i.e., name and address) to us or our paying agent on IRS Form W-8BEN (or successor form), and certifies, under penalty of perjury, that such non-U.S. Holder is not a U.S. person, (b) a financial institution holding the exchange notes on behalf of such non-U.S. Holder certifies, under penalty of perjury, that it has received the applicable IRS Form W-8BEN (or successor form) from the beneficial owner and provides us or our paying agent with a copy or (c) holds its exchange note directly through a “qualified intermediary” and certain conditions are satisfied.

If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such non-U.S. Holder will be subject to the 30% U.S. federal withholding tax, unless such non-U.S. Holder provides us with a properly executed (i) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an income tax treaty or (ii) IRS Form W-8ECI (or successor form) stating that interest paid on the exchange note is not subject to withholding tax because it is effectively connected with such non-U.S. Holder’s conduct of a trade or business in the United States.

If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the exchange notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States maintained by such non-U.S. Holder), such non-U.S. Holder, although exempt from the 30% withholding tax (provided the non-U.S. Holder supplies appropriate certification), generally will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if such non-U.S. Holder were a “United States person” as defined under the Code. In addition, if a non-U.S. Holder is a non-U.S. corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by it of a trade or business in the United States. For this purpose, effectively connected interest on the exchange notes will be included in earnings and profits.

Dispositions.  Any gain realized on the disposition of an exchange note by a non-U.S. Holder (other than any amount allocable to accrued and unpaid interest, which is taxable as interest and may be subject to the rules described above under “—Interest”) generally will not be subject to U.S. federal income or withholding tax unless (i) that gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an income tax treaty, is attributable to a U.S. permanent establishment maintained by such non-U.S. Holder), or (ii) such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. Holder’s gain is effectively connected with such non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by such non-U.S. Holder), such non-U.S. Holder generally will be required to pay U.S. federal income tax on the net gain derived from the sale in the same manner as if it were a “United States person” as defined under the Code. If such a non-U.S. Holder is a corporation, such non-U.S. Holder may also, under certain circumstances, be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate). If a non-U.S. Holder is subject to the 183-day rule described above, such non-U.S. Holder generally will be subject to U.S. federal income tax at a flat rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, redemption, retirement or other taxable disposition of the exchange note) exceed capital losses allocable to U.S. sources, even though the non-U.S. Holder is not considered a resident alien under the Code.

Information Reporting and Backup Withholding

In general, information reporting requirements apply to interest paid to, and to the proceeds of a sale or other disposition (including a redemption) of an exchange note by, certain U.S. Holders. In addition, backup withholding (currently at a rate of 28%) may apply to a U.S. Holder unless such holder provides a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding generally does not apply to payments made to certain exempt U.S. persons.

In general, a non-U.S. Holder will not be subject to backup withholding and information reporting with respect to payments of interest that we make to such holder provided that we have received from such holder the certification described above under “—Non-U.S. Holders—Interest” and neither we nor our paying agent has actual knowledge or reason to know that you are a U.S. Holder. However, we or our paying agent may be required to report to the IRS and the non-U.S. Holder payments of interest on the exchange notes and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of a treaty or agreement.

Payments of the proceeds of a sale or other disposition (including a redemption) of the exchange notes made to or through a non-U.S. office of non-U.S. financial intermediaries that do not have certain enumerated connections with the United States generally will not be subject to information reporting or backup withholding. In addition, a non-U.S. Holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of an exchange note within the United States or conducted through non-U.S. financial intermediaries with certain enumerated connections with the United States, if the payor receives the certification described above under “—Non-U.S. Holders—Interest” or such holder otherwise establishes an exemption, provided that the payor does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person or the conditions of any other exemption are not, in fact, satisfied.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder’s U.S. federal income tax liability provided the required information is furnished by such holder to the IRS in a timely manner.

Recently Enacted United States Legislation

United States legislation enacted in 2010 generally imposes a tax of 3.8% on the “net investment income” of certain individuals, trusts and estates for taxable years beginning after December 31, 2012. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property (such as an exchange note), less certain deductions. Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Additionally, United States legislation enacted in 2010 significantly changes the reporting requirements imposed on certain non-U.S. persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such non-U.S. person unless such non-U.S. person complies with certain reporting requirements regarding its direct and indirect United States shareholders and/or United States accountholders. Such withholding could apply to payments regardless of whether they are made to such non-U.S. person in its capacity as a holder of an exchange note or in a capacity of holding a exchange note for the account of another. These rules apply generally to debt instruments issued after March 18, 2012, however, the IRS recently issued proposed regulations, that if finalized, would exempt from these rules any debt instrument that is outstanding on January 1, 2013 (and not materially modified on or after January 1, 2013). In addition, although these rules currently would apply to applicable payments made on or after January 1, 2013, the proposed regulations provide that the withholding provisions described above would apply generally to payments of interest on debt securities made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of debt securities on or after January 1, 2015. The proposed regulations described above will not be effective until they are issued in their final form and, as of the date hereof, it is not possible to determine whether they will be finalized in their current form or at all. Holders should consult their tax advisors regarding these withholding provisions.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.  We have agreed that, for a period of 180 days after the expiration time of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until                           , 2012, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers.  Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes.  Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer, and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration time of the exchange offer we, will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.  We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Mayer Brown LLP, Chicago, Illinois, will pass upon certain legal matters relating to the exchange offer.

EXPERTS

The consolidated financial statements of Isle of Capri Casinos, Inc. appearing in Isle of Capri Casinos, Inc.’s Annual
Report (Form 10-K) for the year ended April 29, 2012 (including the schedule appearing therein) and the effectiveness of Isle of Capri Casinos, Inc.’s internal control over financial reporting as of April 29, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy the reports, statements and other information at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the Commission but must pay photocopying fees. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings are also available to the public on the Commission’s Internet website (http://www.sec.gov).

OFFER TO EXCHANGE

All outstanding $350,000,000 principal amount of

8.875% Senior Subordinated Notes due 2020 issued August 7, 2012 for

$350,000,000 principal amount of

8.875% Senior Subordinated Notes due 2020, which have been

registered under the Securities Act of 1933, as amended

Prospectus

                  , 2012

Until                 , 2012, all dealers that effect transactions in the exchange notes, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

(a)                                 Section 145 of the Delaware General Corporation Law; Section 83 of the Louisiana Business Corporation Law; Article 8, Subarticle E of the Mississippi Business Corporation Law; Article 109 of the Colorado Business Corporation Act; Division VIII, Part E of the Iowa Business Corporation Act; Section 78.751 of the Nevada Business Corporation Act; Section 351.355 of the General and Business Corporation Law of the State of Missouri; and Section 607.0850 of the Florida Business Corporation Act: (1) give corporations organized in those states broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, (2) give a director or officer who successfully defends an action the right to be so indemnified and (3) authorize the co-registrants to buy directors’ and officers’ liability insurance.

(b)                                 Article 8 of Isle of Capri’s Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by law.

In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Isle of Capri’s Amended and Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the registrant or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (3) unlawful payment of dividends as prohibited by Section 174 of the Delaware General Corporation Law or (4) transactions from which a director derives an improper personal benefit.

Various provisions contained in the Certificates of Incorporation, By-laws or other organizational documents of the other co-registrants provide for indemnification of the directors and officers of those co-registrants and, in some cases, limit or eliminate the personal liability of the directors of those co-registrants in accordance with the laws of the states in which those co-registrants are organized.

Item 21.  Exhibits and Financial Statement Schedules.

A list of exhibits filed with this registration statement is contained in the index to exhibits, which is incorporated by reference.

Item 22.  Undertakings.

Each of the undersigned registrants hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                               That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     If the registrants are relying on Rule 430B:

(A)                               Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                 That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)                             The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)                            Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(6)                                 That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                 To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)                                 To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(9)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on September 7, 2012.

ISLE OF CAPRI CASINOS, INC.

By:	/s/ Virginia M. McDowell
Virginia M. McDowell
Chief Executive Officer, President and Director
(Principal Executive Officer)

BLACK HAWK HOLDINGS, L.L.C.;
CCSC/BLACKHAWK, INC.;
IC HOLDINGS COLORADO, INC.;
IOC BLACK HAWK COUNTY, INC.;
IOC-BLACK HAWK DISTRIBUTION COMPANY, LLC;
IOC-BOONVILLE, INC.;
IOC-CAPE GIRARDEAU LLC;
IOC-CARUTHERSVILLE, L.L.C.;
IOC DAVENPORT, INC.;
IOC HOLDINGS, L.L.C.;
IOC-KANSAS CITY, INC.;
IOC-LULA, INC.;
IOC-NATCHEZ, INC.;
IOC SERVICES, LLC;
IOC-VICKSBURG, INC.;
IOC-VICKSBURG, L.L.C.;
ISLE OF CAPRI BETTENDORF MARINA CORPORATION;
ISLE OF CAPRI BETTENDORF, L.C.;
ISLE OF CAPRI BLACK HAWK CAPITAL CORP.;
ISLE OF CAPRI BLACK HAWK, L.L.C.;
ISLE OF CAPRI MARQUETTE, INC.;
PPI, INC.;
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.;
RIVERBOAT CORPORATION OF MISSISSIPPI;
RIVERBOAT SERVICES, INC.;
ST. CHARLES GAMING COMPANY, INC.

By:	/s/ Virginia M. McDowell
Virginia M. McDowell
Chief Executive Officer, President and Director
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Virginia M. McDowell, Dale R. Black and Edmund L. Quatmann, Jr., and each of them, with full power to act without the other, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto, and any and all documents in connection therewith, with the U.S. Securities and Exchange Commission, or with any other regulatory authority, and hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Virginia M. McDowell	Chief Executive Officer, President and Director (Principal Executive Officer)	September 7, 2012
Virginia M. McDowell

—ISLE OF CAPRI CASINOS, INC.

Chief Executive Officer, President and Director

(Principal Executive Officer)

—CCSC/BLACKHAWK, INC.;

IC HOLDINGS COLORADO, INC.;

IOC BLACK HAWK COUNTY, INC.;

IOC-BOONVILLE, INC.;

IOC DAVENPORT, INC.;

IOC-KANSAS CITY, INC.;

IOC-LULA, INC.;

IOC-NATCHEZ, INC.;

IOC-VICKSBURG, INC.;

ISLE OF CAPRI BETTENDORF MARINA CORPORATION;

ISLE OF CAPRI BLACK HAWK CAPITAL CORP.;

ISLE OF CAPRI MARQUETTE, INC.;

PPI, INC.;

RIVERBOAT CORPORATION OF MISSISSIPPI;

RIVERBOAT SERVICES, INC.;

ST. CHARLES GAMING COMPANY, INC.

Chief Executive Officer, President and Manager

(Principal Executive Officer)

—BLACK HAWK HOLDINGS, L.L.C.;

IOC-CAPE GIRARDEAU LLC;

IOC-CARUTHERSVILLE, L.L.C.;

IOC HOLDINGS, L.L.C.;

IOC SERVICES, LLC;

IOC-VICKSBURG, L.L.C.;

ISLE OF CAPRI BETTENDORF, L.C.;

ISLE OF CAPRI BLACK HAWK, L.L.C.;

IOC-BLACK HAWK DISTRIBUTION COMPANY, LLC;

RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.

Signature	Title	Date

/s/ Dale R. Black	Chief Financial Officer (Principal Financial and Accounting Officer)	September 7, 2012
Dale R. Black

—ISLE OF CAPRI CASINOS, INC.

Chief Financial Officer and Director

(Principal Financial and Accounting Officer)

—CCSC/BLACKHAWK, INC.;

IC HOLDINGS COLORADO, INC.;

IOC BLACK HAWK COUNTY, INC.;

IOC-BOONVILLE, INC.;

IOC DAVENPORT, INC.;

IOC-KANSAS CITY, INC.;

IOC-LULA, INC.;

IOC-NATCHEZ, INC.;

IOC-VICKSBURG, INC.;

ISLE OF CAPRI BETTENDORF MARINA CORPORATION;

ISLE OF CAPRI BLACK HAWK CAPITAL CORP.;

ISLE OF CAPRI MARQUETTE, INC.;

PPI, INC.;

RIVERBOAT CORPORATION OF MISSISSIPPI;

RIVERBOAT SERVICES, INC.;

ST. CHARLES GAMING COMPANY, INC.

Chief Financial Officer and Manager

(Principal Financial and Accounting Officer)

—BLACK HAWK HOLDINGS, L.L.C.;

IOC-CAPE GIRARDEAU LLC;

IOC-CARUTHERSVILLE, L.L.C.;

IOC HOLDINGS, L.L.C.;

IOC SERVICES, LLC;

IOC-VICKSBURG, L.L.C.;

ISLE OF CAPRI BETTENDORF, L.C.;

ISLE OF CAPRI BLACK HAWK, L.L.C.;

IOC-BLACK HAWK DISTRIBUTION COMPANY, LLC;

RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.

Signature	Title	Date

/s/ James B. Perry	Executive Chairman of the Board —Isle of Capri Casinos, Inc.	September 4, 2012
James B. Perry

/s/ Robert S. Goldstein	Vice Chairman of the Board—Isle of Capri Casinos, Inc.	September 1, 2012
Robert S. Goldstein

/s/ W. Randolph Baker	Director—Isle of Capri Casinos, Inc.	September 7, 2012
W. Randolph Baker

/s/ Alan J. Glazer	Director—Isle of Capri Casinos, Inc.	September 2, 2012
Alan J. Glazer

/s/ Jeffrey D. Goldstein	Director—Isle of Capri Casinos, Inc.	August 31, 2012
Jeffrey D. Goldstein

/s/ Richard A. Goldstein	Director—Isle of Capri Casinos, Inc.	September 1, 2012
Richard A. Goldstein

/s/ Gregory J. Kozicz	Director—Isle of Capri Casinos, Inc.	September 7, 2012
Gregory J. Kozicz

/s/ Scott E. Schubert	Director—Isle of Capri Casinos, Inc.	September 4, 2012
Scott E. Schubert

/s/ Lee S. Wielansky	Director—Isle of Capri Casinos, Inc.	September 4, 2012
Lee S. Wielansky

INDEX TO EXHIBITS

Exhibit Number	Description

4.1

Indenture, dated as of August 7, 2012, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s report on Form 8-K filed on August 9, 2012)

4.2

Registration Rights Agreement, dated August 7, 2012, among the Company, the guarantors named therein and Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities, Inc. as representatives of the several initial purchasers named therein (incorporated by reference to Exhibit 4.2 to the Company’s report on Form 8-K filed on August 9, 2012)

4.3	Form of 8.875% Senior Subordinated Notes due 2020 (contained in Exhibit 4.1)
5.1	Opinion of Mayer Brown LLP as to the legality of the securities being registered
12.1	Computation of ratio of earnings to fixed charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Mayer Brown LLP (contained in Exhibit 5.1)
24.1	Powers of attorney (contained on the signature page to this registration statement)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery